UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No.    )

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INTEGER HOLDINGS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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April 12, 2019

Dear Stockholder:

You are cordially invited to attend the 2019 Annual Meeting of Stockholders of Integer Holdings Corporation, which will be held on Wednesday, May 22, 2019 at 8:30 a.m., Central Daylight Time, at 5830 Granite Parkway, Suite 1150, Plano, Texas 75024.

Details of the business to be conducted at the Annual Meeting are given in the enclosed Notice of Annual Meeting and Proxy Statement. Included with the Proxy Statement is a copy of the company’s 2018 Annual Report. We encourage you to read this document. It includes information on the company’s operations, markets and products, as well as the company’s audited financial statements.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted. To make it easier for you to vote, we are offering Internet and telephone voting. The instructions included on your proxy card describe how to vote using these services. Of course, if you prefer, you can vote by mail by completing and signing your proxy card, and returning it in the enclosed postage-paid envelope.

We look forward to seeing you at the Annual Meeting.

Sincerely,

/s/ Bill R. Sanford
Bill R. Sanford
Chairman of the Board

/s/ Joseph W. Dziedzic
Joseph W. Dziedzic
President & Chief Executive Officer

INTEGER HOLDINGS CORPORATION

5830 GRANITE PARKWAY, SUITE 1150

PLANO, TEXAS 75024

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The 2019 Annual Meeting of Stockholders of Integer Holdings Corporation will be held at 5830 Granite Parkway, Suite 1150, Plano, Texas 75024 on Wednesday, May 22, 2019 at 8:30 a.m., Central Daylight Time, for the following purposes:

1.	To elect ten directors for a term of one year and until their successors have been elected and qualified;

2.	To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for Integer Holdings Corporation for fiscal year 2019;

3.	To approve, on an advisory basis, the compensation of our named executive officers; and

4.	To consider and act upon other matters that may properly come before the Annual Meeting and any adjournments thereof.

Stockholders of record at 5:00 p.m., Eastern Daylight Time, on April 1, 2019 are entitled to vote at the Annual Meeting.

By Order of the Board of Directors,

/s/ Joseph J. Polniak
Joseph J. Polniak
Vice President, Deputy General Counsel
& Assistant Secretary

Plano, Texas

April 12, 2019

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE ANNUAL MEETING. YOU CAN VOTE YOUR SHARES BY PROXY BY USING ONE OF THE FOLLOWING METHODS: MARK, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PAID ENVELOPE FURNISHED FOR THAT PURPOSE, OR VOTE BY TELEPHONE OR THE INTERNET USING THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD. ANY PROXY MAY BE REVOKED IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME PRIOR TO ITS USE AT THE 2019 ANNUAL MEETING OF STOCKHOLDERS. ANY STOCKHOLDER PRESENT AT THE MEETING MAY WITHDRAW HIS OR HER PROXY AND VOTE PERSONALLY ON ANY MATTER PROPERLY BROUGHT BEFORE THE MEETING.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 22, 2019

INTEGER HOLDINGS CORPORATION’S 2019 PROXY STATEMENT AND 2018 ANNUAL REPORT

ARE AVAILABLE AT http://proxy.integer.net

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iii

INTEGER HOLDINGS CORPORATION

PROXY STATEMENT

GENERAL INFORMATION – QUESTIONS AND ANSWERS

Why am I being provided this proxy statement?

Integer Holdings Corporation (“we” or the “Company”) is providing this proxy statement to you because the Board of Directors (the “Board”) is soliciting your proxy to vote your shares of the Company’s common stock at the 2019 Annual Meeting of Stockholders (the “Annual Meeting”), or any adjournment or adjournments thereof. This proxy statement contains information about matters to be voted upon at the Annual Meeting and other information required by the U.S. Securities and Exchange Commission (“SEC”) and the New York Stock Exchange (“NYSE”).

We are first sending this proxy statement and the accompanying form of proxy on or about April 12, 2019 to common stockholders of record as of April 1, 2019. A copy of the Company’s Annual Report for 2018 accompanies this proxy statement but is not part of the proxy solicitation materials.

Where and when will the Annual Meeting be held?

The Annual Meeting will be held at 5830 Granite Parkway, Suite 1150, Plano, Texas 75024 at 8:30 a.m., Central Daylight Time, on Wednesday, May 22, 2019. The Company’s mailing address is 5830 Granite Parkway, Suite 1150, Plano, Texas 75024, and its telephone number is (214) 618-5243.

Who is entitled to vote at the Annual Meeting?

Common stockholders of record at 5:00 p.m., Eastern Daylight Time, on April 1, 2019 are entitled to vote at the Annual Meeting. At that time, the Company had outstanding 32,621,376 shares of common stock, $0.001 par value per share (“common stock”). Each share of common stock is entitled to one vote. Shares may not be voted at the Annual Meeting unless the owner is present or represented by proxy, as more fully explained in this proxy statement. Individuals who hold shares of common stock under the Integer Holdings Corporation 401(k) Retirement Plan (the “Company 401(k) Plan”) are entitled to vote those shares of common stock held in their accounts.

How can I give my proxy or vote?

You can give your proxy by completing, signing, dating and returning the physical proxy card accompanying this proxy statement or vote by utilizing the telephone or Internet voting procedures described on the proxy card. The telephone and Internet voting procedures are designed to authenticate that you are a stockholder by use of a control number and allow you to confirm that your instructions have been properly recorded. If you are a stockholder of record, the method by which you vote will not limit your right to vote at the Annual Meeting if you later decide to attend in person.

May I revoke my proxy?

How you hold your shares (stockholder of record or beneficial owner) determines how and when you may revoke your proxy. A stockholder of record may revoke a proxy that has been previously given at any time before it is exercised by giving written notice of such revocation or by delivering a later dated proxy, in either case, to the General Counsel & Secretary, at 10000 Wehrle Drive, Clarence, New York 14031, or by voting in person at the Annual Meeting. A beneficial owner must follow the instructions from his or her broker, bank or other intermediary to revoke his or her previously given proxy.

How will my proxy be voted?

Your proxy will be voted in accordance with the direction you provide, if any. If you sign, date and return your proxy card but do not specify how you want to vote your shares, your shares will be voted FOR the election as directors of the ten persons named under the section titled “Nominees for Director”; FOR ratifying the appointment of Deloitte & Touche LLP (“Deloitte & Touche”) as the independent registered public accounting firm of the Company for fiscal year 2019; and FOR approving, on an advisory basis, the compensation of the Company’s Named Executive Officers (as defined herein).

What is required for a quorum at the Annual Meeting?

The presence in person or by proxy of the holders of a majority of the issued and outstanding shares of common stock constitutes a quorum for the transaction of business at the Annual Meeting. Broker non-votes will be counted as being present or represented at the Annual Meeting for purposes of establishing a quorum, but, under NYSE rules, brokers will not be permitted to vote in the election of directors or on the advisory vote to approve the compensation of the Company’s Named Executive Officers unless specific voting instructions are provided to the broker. We therefore encourage beneficial owners of shares whose shares are held in street name to direct their vote for all agenda items on the form of proxy or instruction card sent by their broker, bank or other intermediary.

What vote is required to elect directors?

Directors will be elected by a plurality of votes cast. This means the ten nominees for election as directors who receive the highest number of “FOR” votes will be elected as directors. “Withhold” votes and broker non-votes will have no effect on the outcome of the voting to elect directors.

What happens if an incumbent director nominee does not receive a majority of votes cast in favor of his or her election?

Under the Company’s Corporate Governance Guidelines, any nominee for director who receives a greater number of “withhold” votes than “for” votes is expected to tender his or her resignation to the Board for consideration in accordance with the Corporate Governance Guidelines.

What vote is necessary to approve Proposals 2 and 3?

The affirmative vote of a majority of the votes cast at the Annual Meeting is required to ratify the appointment of Deloitte & Touche as the independent registered public accounting firm of the Company for fiscal year 2019 and to approve, on an advisory basis, the compensation of the Company’s Named Executive Officers. An abstention will not constitute a vote cast and therefore will not affect the outcome of the vote on the approval of the ratification of Deloitte & Touche as the independent registered public accounting firm for the Company for fiscal year 2019 or the advisory vote to approve the compensation of the Company’s Named Executive Officers. Broker non-votes will not constitute votes cast on the vote to approve, on an advisory basis, the compensation of the Company’s Named Executive Officers and therefore will have no effect on the outcome of that proposal.

Who is paying for the solicitation of proxies?

The Company will bear the cost of soliciting proxies in the accompanying form of proxy. We are making this solicitation by mail, by telephone and in person using the services of some employees of the Company or its subsidiaries at nominal cost. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for expenses they incur in sending proxy materials to beneficial owners of the common stock.

What do I have to bring in order to attend the Annual Meeting in person?

In order to be admitted to the Annual Meeting, you will need to bring a valid photo ID or other satisfactory proof of identification. If you are a beneficial owner, you must also bring evidence of your share ownership that can include a notice from your broker, bank or other intermediary regarding the availability of these proxy materials or a recent account statement or letter from the bank, broker or other intermediary that holds your shares and confirms your beneficial ownership of those shares.

How do I propose actions for the 2020 Annual Meeting of Stockholders?

In order for a stockholder proposal for the 2020 Annual Meeting of Stockholders to be eligible for inclusion in the Company’s proxy statement, we must receive it, at our principal executive offices, no later than December 14, 2019. You must provide your proposal to us in writing and your notice must contain the information required by the Company’s bylaws.

The proposal should be submitted to the Company’s principal executive offices in Plano, Texas and should be directed to the General Counsel & Secretary of the Company.

The Company’s bylaws provide that no business may be brought before an annual meeting of stockholders unless it is specified in the notice of the meeting or is otherwise brought before the meeting by the Board or by a stockholder entitled to vote who has delivered notice to the Company (containing the information specified in the bylaws) not later than 90 days nor more than 120 days in advance of the anniversary date of the prior year’s annual meeting of stockholders. These requirements are separate from, and in addition, to the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in the Company’s proxy statement. A stockholder wishing to submit a proposal for consideration at the 2020 Annual Meeting of Stockholders, which is not submitted for inclusion in the proxy statement, should do so between January 23, 2020 and February 22, 2020.

COMPANY PROPOSALS

PROPOSAL 1 – Election of Directors

Shares represented by properly executed proxies will be voted, unless authority is withheld, for the election as directors of the Company of the following ten persons nominated by the Board, to hold office until the 2020 Annual Meeting of Stockholders and until their successors have been elected and qualified. Each of the nominees listed below was elected at the 2018 Annual Meeting of Stockholders.

If any nominee for any reason should become unavailable for election or if a vacancy should occur before the election (which events are not expected), the shares of common stock voted for such nominee and represented by the proxies will be voted for such other person, if any, as the Corporate Governance and Nominating Committee shall designate as a nominee. Information regarding the nominees standing for election as directors is set forth below:

Nominees for Director

Pamela G. Bailey is 70, is Chair of the Corporate Governance and Nominating Committee, a member of the Compensation and Organization Committee, and has been a director since 2002.

Ms. Bailey served as President and Chief Executive Officer of The Grocery Manufacturers Association (“GMA”), a Washington, D.C. based trade association, from January 2009 until she retired in August 2018. From April 2005 until January 2009, she was President and Chief Executive Officer of the Personal Care Products Council. Ms. Bailey served as President and Chief Executive Officer of the Advanced Medical Technology Association (“AdvaMed”), the world’s largest association representing the medical technology industry, from June 1999 to April 2005. From 1970 to 1999, she served in the White House, the Department of Health and Human Services and other public and private organizations with responsibilities for health care public policy. Ms. Bailey formerly served as a director of Albertsons, Inc., MedCath Corporation, and The National Food Laboratory, Inc.

Ms. Bailey’s 40 years of health care public policy experience with both public and private organizations, including service in the White House, the Department of Health and Human Services, and as President and Chief Executive Officer of AdvaMed, gives her a unique perspective on a variety of health care-related issues. With over 20 years of chief executive officer experience at GMA, the Personal Care Products Council, AdvaMed, and other Washington-based health care trade associations, Ms. Bailey brings to the Board demonstrated management ability at senior levels. This experience, together with her experience gained as a director of Albertsons and MedCath, supports her continued service as a member of the Board.

Joseph W. Dziedzic is 50 and has been a director since 2013.

Mr. Dziedzic has served as President and Chief Executive Officer of the Company since March 2017. Prior to being appointed as the President and Chief Executive Officer of the Company, Mr. Dziedzic served as Chair of the Audit Committee and a member of the Compensation and Organization Committee. From 2009 to 2016, Mr. Dziedzic was the Executive Vice President and Chief Financial Officer of The Brink’s Company, a global leader in security-related services for banks, retailers and a variety of other commercial and governmental customers. Prior to joining The Brink’s Company in 2009, he had a 20-year career with General Electric, including leadership roles in six different businesses, including General Electric Medical Systems.

Mr. Dziedzic has 30 years of experience in global operations and financial matters. The depth and breadth of Mr. Dziedzic’s global operating and financial experience and his role as the Company’s President and Chief Executive Officer support his continued service as a member of the Board.

James F. Hinrichs is 51, is a member of the Audit Committee and a member of the Compensation and Organization Committee, and has been a director since 2018.

Mr. Hinrichs is Chief Financial Officer of Cibus Ltd., a gene-editing company focused on applications in agriculture. From April 2015 until its sale to Abbott Labs in October 2017, he served as Executive Vice President and Chief Financial Officer of Alere, Inc. From December 2010 through March 2015, Mr. Hinrichs served as Chief Financial Officer of CareFusion Corporation prior to its sale to Becton Dickinson. He previously served as CareFusion’s Senior Vice President, Global Customer Support, and as its Senior Vice President, Controller. Prior to joining CareFusion upon its spin off from Cardinal Health, Inc., Mr. Hinrichs worked for five years at Cardinal Health in various positions including Executive Vice President and Corporate Controller of Cardinal Health and as Executive Vice President and Chief Financial Officer of its Healthcare Supply Chain Services segment. He joined Cardinal Health following more than a decade of finance and marketing roles at Merck & Co. Mr. Hinrichs is a director of Orthofix International N.V. and serves as chair of its Audit and Finance Committee and a member of its Nominating & Governance Committee.

Mr. Hinrichs has over 25 years of experience in financial and accounting matters at companies in the medical device and pharmaceutical industries. The depth and breadth of his financial experience support his continued service as a member of the Board.

Jean Hobby is 58, is Chair of the Audit Committee and a member of the Technology Strategy Committee, and has been a director since 2015.

Ms. Hobby served as a global strategy partner at PricewaterhouseCoopers, LLP from 2013 until she retired in June 2015 following a 33 year career at that firm. Prior to 2013, Ms. Hobby served as PricewaterhouseCoopers’ Technology, Media and Telecom Sector Leader from 2008 to 2013, and as its Chief Financial Officer from 2005 to 2008. She joined PricewaterhouseCoopers in 1983 and became a partner in 1994. Ms. Hobby is also a director of Texas Instruments Incorporated and serves on its Audit Committee, and Hewlett Packard Enterprise Company and serves on its Audit Committee. She is a former director of CA, Inc.

The depth and breadth of Ms. Hobby’s 33 years of experience in global operations and financial and accounting matters support her continued service as a member of the Board.

M. Craig Maxwell is 60, is Chair of the Technology Strategy Committee and a member of the Audit Committee, and has been a director since 2015.

Mr. Maxwell is the Vice President and Chief Technology and Innovation Officer for Parker Hannifin Corporation, a Fortune 250 company located in Cleveland, Ohio that is one of the global leaders in motion and control technologies and systems, providing precision-engineered solutions for a variety of mobile, industrial, medical and aerospace markets. Mr. Maxwell’s responsibilities include leading Parker Hannifin in new and emerging markets and implementing Parker Hannifin’s new product development process. Additionally, Mr. Maxwell is responsible for Parker Hannifin’s technology incubator designed to facilitate cross group opportunities that leverage the company’s portfolio of products and technology to develop emerging opportunities.

As Vice President and Chief Technology and Innovation Officer for Parker Hannifin, Mr. Maxwell leads that company’s innovation research that commercializes new technologies. Through this service, he has gained management experience at senior levels. These attributes provide the Company valuable insight into developing new technologies to support future growth and support Mr. Maxwell’s continued service on the Board.

Filippo Passerini is 61, is a member of the Technology Strategy Committee and a member of the Corporate Governance and Nominating Committee, and has been a director since 2015.

Mr. Passerini is an Operating Executive in U.S. Buyouts for the Carlyle Group, a company he joined in July of 2015 following his retirement from a 33-year career at the Procter & Gamble Company. He joined Procter & Gamble in 1981 and held executive positions in Italy, Turkey, United Kingdom, Greece, Latin America and the United States. Prior to his retirement, Mr. Passerini served as Procter & Gamble’s Group President, Global Business Services and Chief Information Officer, positions he held from 2004 and 2005, respectively. He oversaw over 170 distinct services in 70 countries and led the integration of Procter & Gamble’s IT and Business Services groups, one of the largest shared services organizations in the world. Mr. Passerini is a director of United Rentals, Inc. and serves on its Audit and Compensation Committees, and of ABM Industries Incorporated and serves as Chair of its Strategy & Enterprise Risk Committee and a member of its Compensation Committee.

Mr. Passerini brings to the Company over three decades of global experience in operations, digital technology, and general management roles. He is globally recognized as digital technology and shared services thought leader, known for creating new, progressive business models and driving innovation. Mr. Passerini’s extensive background and experience supports his continued service as a member of the Board.

Bill R. Sanford is 75, is Chairman of the Board, is a member of the Corporate Governance and Nominating Committee, and has been a director since 2000.

Mr. Sanford is Chairman of Symark LLC, a company he founded in 1979 that focuses on the development and commercialization of medical devices, bioscience inventions, nanotechnology, and advanced technology systems, products and services.    He has broad experience as a board member and advisor of numerous public and private for-profit companies, not-for-profit organizations, investment limited partnerships and venture capital firms. Mr. Sanford is Executive Founder and retired Chairman, President and Chief Executive Officer of Steris Corporation, retired director of KeyCorp and KeyBank N.A., trustee of Cleveland Clinic, trustee emeritus of Case Western Reserve University, former director of AdvaMed, and a Fellow of the American Institute for Medical and Biological Engineering (AIMBE).

Mr. Sanford has extensive public company, merger and acquisition, operations integration, marketing and sales, new venture, turnaround and market development experience. He has led public and private company financings, including initial and secondary public stock offerings, structured debt financings, public stock mergers, private equity and venture capital investments. Mr. Sanford’s background and expertise, including his substantial involvement in the medical device industry, support his continued service as a member of the Board.

Peter H. Soderberg is 72, is Chair of the Compensation and Organization Committee, a member of the Audit Committee, and has been a director since 2002.

Mr. Soderberg is managing partner of Worthy Ventures Resources, LLC, a private investment company he founded in February 2010. He retired in January 2010 as President and Chief Executive Officer of Hill-Rom Holdings, Inc. (formerly Hillenbrand Industries), a position he held since March 2006. From January 2000 to March 2006, he was President and Chief Executive Officer of Welch Allyn, Inc., and for the seven years prior to that, Chief Operating Officer of Welch Allyn’s medical products business. Mr. Soderberg also held a number of positions over a 23-year career with Johnson & Johnson, where his final position was as president of one of its operating subsidiaries. Until his retirement, he also had served on the board of directors of Hill-Rom and AdvaMed. Mr. Soderberg currently serves as a director and chairman of the board of Tactile Systems Technology, Inc., and as board executive committee member and senior advisor to the CEO of EarlySense, an Israeli privately-held medtech company. Mr. Soderberg is a former director of St. Vincent Health System (Indianapolis), Constellation Brands, Inc. and Welch Allyn.

Having served in the roles of President and Chief Executive Officer of Hill-Rom and Welch Allyn, Mr. Soderberg has significant management experience and business understanding. Running a public company gave Mr. Soderberg front-line exposure to many of the issues facing public companies, particularly on the operational, financial and corporate governance fronts. His deep knowledge of health care policy and patient care delivery, gained through his long career in the health care industry, provides our Board with a valuable perspective on the priorities of and challenges facing our major customers. These attributes support Mr. Soderberg’s continued service as a member of the Board.

Donald J. Spence is 65, is a member of the Technology Strategy Committee and has been a director since 2016.

Donald J. Spence is President and Chief Executive Officer of Ebb Therapeutics, a company in the business of developing and marketing medical products for the treatment of insomnia which he joined on March 1, 2017. He had been Chairman and Chief Executive Officer of Lake Region Medical from 2010 until its acquisition by the Company in October of 2015. From 2005 to 2008, Mr. Spence served as President of the Sleep and Home Respiratory Group for Philips Respironics, and from 2008 to 2010 as Chief Executive Officer of Philips Home Healthcare Solutions. Prior to that, he spent eight years with GKN Sinter Metals, as Senior Vice President for Global Sales and Marketing (1998-2001) and as President (2001-2005). Prior to 1998, Mr. Spence served in a number of roles at BOC Group, plc over a 15-year career, including President, Ohmeda Medical Systems (1997-1998). Mr. Spence serves on the board of directors of a privately held medtech company.

Having served in the role of Chairman and Chief Executive Officer of Lake Region Medical and in senior management roles with other companies prior to that, Mr. Spence has significant management experience and business understanding of a medical technology and device company. Mr. Spence’s background and expertise in the medical device industry support his continued service as a member of the Board.

William B. Summers, Jr. is 68, is a member of the Compensation and Organization Committee, a member of the Corporate Governance and Nominating Committee, and has been a director since 2001.

Mr. Summers retired in June 2006 as Chairman of McDonald Investments Inc., a position he had held since 1998. He also held the additional positions of President (from 1989 through 1998) and Chief Executive Officer (from 1994 through 1998) of that investment company. Mr. Summers serves on the board of directors of RPM International, Inc. and is a member of its Compensation Committee. He also serves on the advisory boards of Molded Fiberglass Companies and Citymark Capital, and on the board of The Rock and Roll Hall of Fame and Museum, Baldwin-Wallace University, United States Army War College Foundation, and the Convention and Visitors Bureau of Greater Cleveland, Inc. Mr. Summers previously served as chairman of the board of the National Association of Securities Dealers, as chairman of the board of the NASDAQ Stock Market, and as a director of NYSE. He is a former director of Developers Diversified Realty, Inc., McDonald Investments Inc., Cleveland Indians Baseball Company, and Penton Media Inc.

Through his positions with McDonald Investments, Mr. Summers gained leadership experience and extensive knowledge of complex financial and operational issues. In addition, through his service with the NASDAQ Stock Market and NYSE and on the boards of other public companies, Mr. Summers has gained valuable experience dealing with the capital markets, accounting principles and financial reporting rules and regulations, evaluating financial results and generally overseeing the financial reporting process of large public corporations. This experience supports Mr. Summers’ continued service as a member of the Board.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”

THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR

PROPOSAL 2 – Ratification of the Appointment of Independent Registered Public Accounting Firm

On the recommendation of the Audit Committee, Deloitte & Touche has been appointed by the Board as the Company’s independent registered public accounting firm for fiscal year 2019. Deloitte & Touche has served as the Company’s auditor since 1985. Although stockholder approval is not required, the Company has determined that it is desirable to request that the stockholders ratify the appointment of Deloitte & Touche as the Company’s independent registered public accounting firm for fiscal year 2019. In the event the stockholders fail to ratify the appointment, the Board will reconsider this appointment and make such a determination as it believes to be in the Company’s best interests. Even if the appointment is ratified, the Board, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Board determines that such a change would be in the Company’s best interests. Representatives of Deloitte & Touche are expected to be present at the Annual Meeting. The representatives may, if they wish, make a statement and, it is expected, will be available to respond to appropriate questions.

The following table sets forth the aggregate fees billed by Deloitte & Touche for services provided to the Company during fiscal years 2018 and 2017:

	2018(1)	2017
Audit Fees(2)	$2,291,152	$2,469,000
Audit-Related Fees(3)	370,024	—

Total Audit and Audit-Related Fees	2,661,176	2,469,000
Tax Fees(4)	13,025	61,000
All Other Fees(5)	50,000	257,000

Total Fees	$2,724,201	$2,787,000

(1)

Amounts shown for 2018 do not include fees totaling $1.0 million billed by Deloitte & Touche for attest services related to carve-out audits completed in connection with the divestiture of our Advanced Surgical and Orthopedic product lines (the “AS&O Product Line”). Deloitte & Touche billed the Company for these fees and the Company was subsequently reimbursed in full by the purchaser of the AS&O Product Line for such fees.

(2)

Audit fees include amounts billed by Deloitte & Touche for services rendered for the audit of the Company’s annual consolidated financial statements and for review of the Company’s quarterly condensed consolidated financial statements.

(3)	Audit-related fees are comprised of amounts billed by Deloitte & Touche for services rendered in connection with due diligence associated with the divestiture of the AS&O Product Line.
(4)	Represents fees billed by Deloitte & Touche for tax compliance, planning and consulting services.
(5)	All other fees represent accounting advisory services provided in connection with the Company’s adoption of new authoritative accounting guidance on leases in 2018 and revenue recognition in 2017.

Audit Committee Pre-Approval Policy on Audit and Non-Audit Services. As described in the Audit Committee charter, the Audit Committee must review and pre-approve both audit and non-audit services to be provided by the Company’s independent registered public accounting firm (other than with respect to de minimis exceptions permitted by Regulation S-X, Rule 2-01(c)(7)(i)(C)). This duty may be delegated to one or more designated members of the Audit Committee with any such pre-approval reported to the Audit Committee at its next regularly scheduled meeting. None of the services described above were performed by Deloitte & Touche under the de minimis exception rule.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”

RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2019

PROPOSAL 3 – Advisory Vote on Compensation of the Named Executive Officers

As required pursuant to Section 14A of the Exchange Act of 1934, as amended (the “Exchange Act”), the Company seeks your advisory vote on a resolution to approve the compensation of our named executive officers as disclosed in this proxy statement. Our named executive officers are the Chief Executive Officer, the Chief Financial Officer, the next three highest paid executive officers, our former Interim Chief Financial Officer, our former Executive Vice President & Chief Financial Officer, and our former Executive President, Advanced Surgical & Orthopedics (“Named Executive Officers”). Although your vote is advisory and will not be binding on the Board or the Company, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation. The next advisory vote on the compensation of our Named Executive Officers will be held at the 2020 Annual Meeting of Stockholders.

The Company’s executive compensation programs have played an important role in our ability to drive financial results and attract and retain a highly experienced, successful management team. We believe that our executive compensation programs are structured to support the Company’s business objectives. We closely monitor the compensation programs and pay levels of executives from companies of similar size and complexity to ensure that our compensation programs are within the norm of a range of market practices. As discussed below in the CD&A section, the Company’s compensation for its Named Executive Officers includes the following elements:

•

Long-term equity compensation with performance-based vesting. The most significant elements of the Named Executive Officers’ equity compensation opportunity for 2018 were performance-based awards under the Long Term Incentive Program for which vesting depends on the Company’s (i) annual sales growth and (ii) total stockholder return relative to its peer group over a three-year period ending in fiscal year 2020.

•

Total cash compensation tied to performance. A significant portion of the cash compensation opportunity for the Named Executive Officers is based on the Company’s performance. As such, the cash compensation for the Named Executive Officers has fluctuated from year to year, reflecting the Company’s financial results.

The text of the resolution in respect of Proposal 3 is as follows:

“Resolved, that the stockholders approve, on a non-binding basis, the compensation of the Company’s Named Executive Officers as disclosed in this Proxy Statement.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

PRINCIPAL BENEFICIAL OWNERS OF SHARES

The following table sets forth certain information with respect to all persons known to the Company to be the beneficial owner of more than 5% of its outstanding common stock as of April 1, 2019. We have based our calculation of the percentage of common stock owned based upon 32,621,376 shares outstanding as of April 1, 2019.

Name of Beneficial Owner	Number of Shares	Percent of Class
BlackRock, Inc.(1) 55 East 52nd Street New York, NY 10055	4,795,926	14.70%
The Vanguard Group, Inc.(2) 100 Vanguard Boulevard Malvern, PA 19355	3,608,078	11.06%
Dimensional Fund Advisors LP(3) Building One 6300 Bee Cave Road Austin, TX 78746	2,441,950	7.49%

(1)

BlackRock, Inc. filed a Schedule 13G/A on January 28, 2019. The beneficial ownership information presented is based solely on the Schedule 13G/A. The reported securities are owned by BlackRock, Inc. and its affiliated companies listed in the Schedule 13G/A. BlackRock, Inc. reports sole investment power with respect to the 4,795,926 reported shares and sole voting power with respect to 4,678,513 of the reported shares. In this same Schedule 13G/A filing, BlackRock, Inc. identified iShares Core S&P Small-Cap ETF as having the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, more than 5% of such reported securities.

(2)

The Vanguard Group, Inc. filed a Schedule 13G/A on February 12, 2019. The beneficial ownership information presented is based solely on the Schedule 13G/A. The reported securities are owned by The Vanguard Group, Inc., Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd. Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd. are wholly-owned subsidiaries of The Vanguard Group, Inc. and serve as an investment manager of collective trust accounts and Australian investment offerings, respectively. The Vanguard Group, Inc. reports sole investment power with respect to 3,551,627 of the reported shares, shared investment power with respect to 56,451 of the reported shares, sole voting power with respect to 55,051 of the reported shares, and shared voting power with respect to 4,400 of the reported shares.

(3)

Dimensional Fund Advisors LP (“Dimensional”) filed a Schedule 13G/A on February 8, 2019. The beneficial ownership information presented and information contained in this footnote is based solely on the Schedule 13G/A. Dimensional Fund Advisors LP, an investment advisor registered under Section 203 of the Investment Advisers Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-advisor to certain other commingled funds, group trusts and separate accounts (the “Dimensional Funds”). In certain cases, subsidiaries of Dimensional may act as an adviser or sub-adviser to certain Dimensional Funds. In its role as investment advisor, sub-advisor or manager, Dimensional or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over the securities of the Company that are owned by the Dimensional Funds, and may be deemed to be the beneficial owner of the shares of the common stock of the Company held by the Dimensional Funds. However, Dimensional reports that all such common stock is owned by the Dimensional Funds and disclaims beneficial ownership of such common stock.

STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

The beneficial ownership of common stock by each of the directors, each of the Named Executive Officers, and by all directors and executive officers as a group is set forth in the following table as of April 1, 2019, together with the percentage of total shares outstanding represented by such ownership. For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 under the Exchange Act, under which, in general, a person is deemed to be the beneficial owner of a security if that person has or shares the power to vote or to direct the voting of the security or the power to dispose or to direct the disposition of the security, or if he or she has the right to acquire the beneficial ownership of the security within 60 days. We have based our calculation of the percentage of common stock owned based upon 32,621,376 shares outstanding as of April 1, 2019.

Name of Beneficial Owner	Number of Shares		Percent of Class
Pamela G. Bailey	89,845	(1)	*
Joseph W. Dziedzic	116,600	(1)	*
James F. Hinrichs	7,303	(1)	*
Jean Hobby	26,423	(1)	*
M. Craig Maxwell	31,123	(1)	*
Filippo Passerini	26,423	(1)	*
Bill R. Sanford	117,393	(1)	*
Peter H. Soderberg	96,561	(1)	*
Donald J. Spence	39,549	(1)	*
William B. Summers, Jr.	64,817	(1)	*
Jason K. Garland	—		*
Kirk Thor	2,178		*
Antonio Gonzalez	26,043	(1)(2)	*
Joseph Flanagan	13,350	(1)(2)	*
Jeremy Friedman	—		*
Gary J. Haire	2,500		*
Declan Smyth	10,206		*
All directors and executive officers as a group (22 persons)	729,477	(1)(2)	*

(1)

Includes the following shares subject to options granted under the Company’s stock incentive plans, all of which are currently exercisable or exercisable within 60 days after April 1, 2019: Ms. Bailey – 41,176 shares; Mr. Dziedzic – 67,975 shares; Mr. Hinrichs – 4,504 shares; Ms. Hobby – 17,385 shares; Mr. Maxwell – 17,385 shares; Mr. Passerini – 17,385 shares; Mr. Sanford – 50,263 shares; Mr. Soderberg – 41,176 shares; Mr. Spence – 20,343 shares; Mr. Summers – 20,282 shares; Mr. Gonzalez – 20,196 shares; Mr. Flanagan – 1,678 shares; and all directors and executive officers as a group – 327,929 shares.

(2)

Includes the following shares under the Company 401(k) Plan: Mr. Gonzalez: 1,145 shares; and all executive officers as a group – 5,439 shares. Such individuals retain voting and investment power over their respective shares.

*	Less than 1%

Section 16(a) Beneficial Ownership Reporting Compliance. Under Section 16(a) of the Exchange Act, the Company’s directors and Section 16 officers are required to report their beneficial ownership of the common stock and any changes in that beneficial ownership to the SEC and the NYSE. The Company believes that these filing requirements were satisfied during fiscal year 2018. In making the foregoing statement, the Company has relied on copies of the reporting forms received by it or on the written representations from the persons required to report.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Introduction. This CD&A describes the compensation of our Named Executive Officers (“NEO”) during 2018. Our NEOs for 2018 were:

•	Joseph W. Dziedzic, President & Chief Executive Officer

•	Jason K. Garland, Executive Vice President & Chief Financial Officer

•	Kirk Thor, Executive Vice President & Chief Human Resources Officer

•	Antonio Gonzalez, President, Cardiac Rhythm Management & Neuromodulation (“CRM&N”)

•	Joseph Flanagan, Executive Vice President, Quality and Regulatory Affairs

•	Jeremy Friedman, former Executive Vice President & Chief Operating Officer and Interim Chief Financial Officer

•	Gary J. Haire, former Executive Vice President & Chief Financial Officer

•	Declan Smyth, former President, Advanced Surgical & Orthopedics

2018 Performance. In 2018, we exceeded our financial guidance, executed a strategic divestiture, strengthened our leadership team and, in September, launched our operational strategic imperatives designed to achieve excellence in everything we do. In July, we completed the divestiture of our AS&O Product Line, which enabled us to pay down debt and increase margins, net earnings, and returns on invested capital, while significantly reducing debt leverage. This increased financial flexibility will enable us to expand on our leadership position in the Cardio & Vascular and CRM&N product lines as we partner with customers to deliver life-changing innovation.

Our financial results in 2018 were strong. Our sales from continuing operations increased 7% to $1.215 billion in 2018, income from continuing operations was $47 million and diluted earnings per share from continuing operations was $1.44. Our adjusted income from continuing operations increased 26% to $124 million in 2018, and adjusted diluted earnings per share from continuing operations increased 23% to $3.80 in 2018. Adjusted income from continuing operations and adjusted diluted earnings per share from continuing operations are Non-GAAP measures. See the “Financial Overview” in Part II, Item 7 of our 2018 Form 10-K for a reconciliation of these Non-GAAP adjusted amounts to those calculated in accordance with GAAP. Total stockholder return (“TSR”) of 76.9% for 2018, calculated in accordance with our 2018 LTI plan, compared favorably to the average TSR of 10.7% for our peer group for the same period. The TSRs for our peer group ranged from (24.6)% to 75.1% for 2018, with a median TSR of 4.6%.

2018 Short Term Incentive (“STI”) Program and Long Term Incentive (“LTI”) Program Designs Reflect the Completion of our 2017 Transition and Supports our Strategy. Our focus during 2017 had been on completing the integration of our two legacy companies and undertaking a strategic review of our customers, competitors and markets. With the integration completed and the Company focused on the execution of its strategy, we established our 2018 STI and LTI programs to reflect our Company’s expected performance during 2018. Program design incorporated a holistic performance measurement framework that captured the following key financial and non-financial results and accountabilities of our leaders with an appropriately balanced line-of-sight to the results they generate:

Program Time Horizon
	Short Term	Long Term
Profit Growth	✓
Quality	✓
On-time Delivery	✓
Inventory Turns	✓
Function Performance	✓	✓
Individual Performance	✓	✓
Sales Growth		✓
Absolute and Relative Stock Price Growth		✓

The performance measurement framework supports key elements of our strategic imperatives – focus on the customer and business excellence (via quality metrics, on-time delivery metrics, and functional and individual performance metrics) to drive profitable sales growth, which over time is expected to reward our investors.

We kept the maximum potential payout under the 2018 STI program to 150% of the target amount and did not change the threshold payout at 50% of the target amount. We reverted to our traditional three-year performance measurement period for the 2018 LTI awards, while retaining the maximum potential vesting amount of the performance-based restricted stock unit (“PSU”) awards to 150% of the target amount.

Annual Bonuses Paid under STI. As a result of achieving above target performance against our 2018 STI program metric for Adjusted Operating Income, all of our NEOs other than Mr. Haire and Mr. Smyth earned annual bonuses under our STI program.

Corporate Governance Best Practices. Below is a summary of best practices that the Compensation and Organization Committee (the “Compensation Committee”) has implemented with respect to the compensation of our Named Executive Officers. We believe these practices support our compensation philosophy and are in the best interests of the Company and our stockholders.

•	Our compensation is aligned with a pay-for-performance philosophy where a substantial portion of executive officer compensation is at-risk and tied to objective performance goals.

•	LTI grants are predominantly performance-based and measured over multi-year periods, and our STI plan is also based on rigorous financial goals.

•	The Compensation Committee engages an independent compensation consultant.

•	We maintain a clawback policy that permits recoupment under various circumstances for cash and equity awards.

•	We prohibit the hedging and pledging of our securities by directors, executive officers and associates.

•	The Compensation Committee carefully considers annual equity usage and potential dilution in its compensation decisions.

•	The Compensation Committee conducts an annual risk assessment of our compensation program.

•	We require a “double trigger” for the acceleration of payments or benefits upon a change of control of the Company.

Say-on-Pay. At our 2018 Annual Meeting of Stockholders, our stockholders had the opportunity to vote on an advisory basis on the compensation paid to our Named Executive Officers. The result of this advisory “say-on-pay” vote was overwhelmingly supportive, with 93% of votes cast voting in favor of our compensation program for our Named Executive Officers.

Compensation Philosophy

Our compensation philosophy is to provide a competitive compensation package that will attract, retain and motivate our executives to drive the Company’s success through high performance and innovation, to link our executives’ compensation to short- and long-term performance of the Company and to align our executives’ compensation with the interests of our stockholders. The compensation programs for our Named Executive Officers are designed to be consistent with our compensation philosophy.

We have designed our executive compensation programs to include:

•	Base Salary

•	Annual Performance-Based Incentives under our STI Program

•	Long-Term Incentives, including Time-Based Restricted Stock Units and Performance-Based Restricted Stock Units

•	Limited Executive Perquisites

•	Change in Control Agreements and Severance Benefits

Total target compensation opportunities are set within the competitive ranges provided by our peers and industry surveys for comparable positions. However, due to the performance-based nature of our program, our executives have the opportunity to realize more than these target amounts if the Company achieves above market performance. This design allows us to attract and retain executives who have the appropriate skill set to develop and execute our strategic plans as we work towards attaining both our short- and long-term financial and strategic objectives. We believe that this approach properly incentivizes our executive officers and provides value to our stockholders. The executive compensation program for our Named Executive Officers allows for flexibility to respond to the evolving business environment, address individual performance and consider internal and external pay equity.

Compensation Committee Practices and Procedures

The Compensation Committee has direct oversight responsibility for the Company’s compensation practices with appropriate approval and general oversight from the Board. This responsibility includes the determination of compensation levels and awards provided to the Named Executive Officers. The Compensation Committee directly engages an independent compensation consulting firm to review the Company’s executive compensation programs and provide guidance on compensation matters and recommendations made by management. In 2018, Frederick W. Cook & Co. (“FW Cook”) advised the Compensation Committee on the Company’s executive compensation programs and representatives of FW Cook were present for certain meetings held by the Compensation Committee during 2018.

In accordance with SEC and NYSE rules regarding the independence of compensation consultants, the Compensation Committee has considered the other services the independent compensation consulting firm provides to the Company, the amount of fees paid to the independent compensation consulting firm by the Company, the independent compensation consulting firm’s policies and procedures designed to prevent conflicts of interest, any business or personal relationship the independent compensation consulting firm may have with any member of the Compensation Committee, any stock of the Company owned by the independent compensation consulting firm, and any business or personal relationships the independent compensation consulting firm has with any of the Named Executive Officers. Following that review, the Compensation Committee concluded that FW Cook’s work for the Compensation Committee does not raise a conflict of interest.

The Compensation Committee was also responsible for recommending to the full Board compensation based on the Board’s evaluation of the performance of Mr. Dziedzic, our President & Chief Executive Officer. The performance reviews for Mr. Dziedzic were based on his individual performance as well as on the Company’s performance during the year. The Compensation Committee provided a recommendation for the performance review and any compensation adjustments to the Board for approval. For the other Named Executive Officers, the Compensation Committee considered input and recommendations from Mr. Dziedzic regarding performance, base salary adjustments and annual STI and LTI programs and award amounts. The Compensation Committee determined the final compensation for those executive officers. Grants of equity-based compensation are approved by the Compensation Committee in accordance with programs established by the Compensation Committee with the assistance of its independent compensation consultant.

During 2018, Kirk Thor, the Company’s Executive Vice President & Chief Human Resources Officer, and Timothy G. McEvoy, then serving as Senior Vice President, General Counsel & Secretary, attended meetings of the Compensation Committee to provide counsel and assistance to the Compensation Committee as needed. These executives were not present during executive sessions of the Compensation Committee or when items pertaining to their individual compensation were discussed.

Competitive Market Review

The Compensation Committee compares Company performance and compensation programs against a peer group of companies. The companies comprising this compensation peer group used for pay decisions made prior to July 2018 were as follows:

Analogic Corporation	Haemonetics Corporation	Plexus Corp.
Avanos Medical, Inc. (formerly	Hill-Rom Holdings, Inc.	ResMed Inc.
Halyard Health, Inc.)	Integra LifeSciences Holdings Corporation	STERIS Corporation
Benchmark Electronics, Inc.	Masimo Corporation	Teleflex Incorporated
Cantel Medical Corp.	Merit Medical Systems, Inc.	West Pharmaceutical Services, Inc.
CONMED Corporation	NuVasive, Inc.

The Compensation Committee updated our peer group to better reflect the changed profile of the Company subsequent to the divestiture of the AS&O Product Line. In reviewing the peer group, the Compensation Committee applied the following screening criteria and rationale to select suitable peers:

The companies comprising our current compensation peer group are as follows:

Avanos Medical, Inc.	Hill-Rom Holdings, Inc.	STERIS plc
Benchmark Electronics, Inc.	Integra LifeSciences Holdings Corporation	Teleflex Incorporated
Bruker Corporation	Masimo Corporation	Varex Imaging Corporation
Cantel Medical Corp.	Merit Medical Systems, Inc.	West Pharmaceutical Services, Inc.
CONMED Corporation	NuVasive, Inc.	Wright Medical Group N.V.
Haemonetics Corporation	Plexus Corp.

Base Salary

We provide our Named Executive Officers with a fixed level of cash compensation in the form of base salary that is consistent with their skill level, experience, knowledge, length of service with our Company and the level of responsibility and complexity of their position. The Compensation Committee does not use a specific formula when setting base salary for our Named Executive Officers, but our general practice is to target the competitive market median for base salary. In addition to the factors listed above, actual individual base salaries may differ from the competitive market median as a result of various other factors including relative depth of experience, prior individual performance and expected future contributions, internal pay equity considerations within our Company and the degree of difficulty in replacing the individual. Any such differences are approved by the Compensation Committee and, with respect to Mr. Dziedzic, our President & Chief Executive Officer, by the Board.

The base salaries of our Named Executive Officers are reviewed by the Compensation Committee on an annual basis, as well as at the time of promotion or significant changes in responsibility. We expect the base salaries of our Named Executive Officers to generally increase in-line with any increases to the competitive median market rates. However, base salary increases are also reviewed on an individual basis and adjusted accordingly for performance.

The annualized base salary for each of our NEOs was as follows:

NEO	2018
Joseph W. Dziedzic	$876,000
Jason K. Garland	430,000
Kirk Thor	340,000
Antonio Gonzalez	320,000
Joseph Flanagan	314,000
Jeremy Friedman(1)	550,000
Gary J. Haire(2)	431,500
Declan Smyth(3)	340,000

(1)	Mr. Friedman served as Interim Chief Financial Officer from May 24, 2018 to October 1, 2018.
(2)	Mr. Haire served as Executive Vice President & Chief Financial Officer until May 23, 2018.
(3)	Mr. Smyth served as President, Advanced Surgical & Orthopedics until July 2, 2018.

Annual Performance-Based Incentives

The objective of our annual STI program is to provide a competitive level of performance-based annual compensation at the target achievement level, with the opportunity for significantly higher incentive compensation if stretch performance is achieved. Achievement at the 100% target level is deemed to be a “realistic” but challenging goal and any amount greater than the target is considered a “stretch” goal. Achievement at 150% of the target level was the maximum award that could have been earned.

The STI program focuses on key measures of success that the executive team is able to impact over an annual timeframe. The metrics provide a balanced view of executive performance on the following dimensions:

•	Financial results vs. qualitative and non-financial measures of performance (leadership, living Integer’s values and furthering the Company’s strategic imperatives)

•	Company-wide financial results vs. financial results of the Product Category for Product Category Presidents

•

Leaders of key functions (Mr. Thor, EVP, Human Resources and Mr. Flanagan, EVP, Quality and Regulatory Affairs) have both an individual and a function performance rating. Function performance rating reflects the respective function’s performance in delivering against their objectives and contributions in advancing the Company’s strategy and delivering on strategic imperatives. As members of the executive leadership team, the function leaders are also measured on their contributions to the business that go beyond their function. This evaluation is reflected in their individual performance rating.

Metrics, weightings and payouts by metric for the 2018 STI program are provided below:

	Company Performance (Integer STI Adjusted Operating Income)		Individual Performance Rating		Function Performance Rating		Product Category Performance(2)(3)
NEO(1)	Weighting	% of Target Earned	Weighting	% of Target Earned	Weighting	% of Target Earned	Weighting	% of Target Earned
Joseph W. Dziedzic	80%	128.4%	20%	125%
Kirk Thor	60%	128.4%	20%	125%	20%	125%
Antonio Gonzalez	20%	128.4%	20%	75%			60%	102.5%
Joseph Flanagan	60%	128.4%	20%	125%	20%	125%
Jeremy Friedman	80%	128.4%	20%	100%

(1)	In accordance with his offer letter, Mr. Garland received 2018 STI at target, pro-rated for his period of employment in 2018. Therefore, no weightings for Mr. Garland’s STI are shown.
(2)

Product category performance incorporates measures of operating profit (40% weight), quality (30% weight), on-time delivery (15% weight) and inventory turnover (15% weight). Targets for product category performance measures are not disclosed due to potential competitive harm, but the Compensation Committee believes that achievement of the target goals was challenging and required substantial performance. For Mr. Gonzalez, payouts on each of the metrics ranged from approximately 98% of target to 113% of target.

(3)	Definition and goal setting description of each of the metrics comprising the product category performance is provided on page 15 of this proxy statement.

Integer STI Adjusted Operating Income (“STI AOI”) (as defined below) is the key STI metric:

•	Acts as a “light-switch” for the entire program, meaning that we must achieve at least threshold level of performance to earn a payout on any of the STI measures, and

•	Used as a payout multiplier for the other metrics, with the exclusion of individual performance.

The Compensation Committee believes that the design of the funding and performance metrics are aligned with the Company’s strategic objective of growing revenue and profitability and is therefore directly aligned with the interests of stockholders.

The goals and results under the 2018 STI AOI component were as follows:

	2018 STI Performance Goals			2018
	Threshold	Target	Maximum	Performance
Funding as % of Target	50%	100%	150%	128.4%
STI AOI	$210M	$224M	$238M	$232M

STI AOI for purposes of the 2018 STI performance metric consists of consolidated GAAP operating income, partially inclusive of the divested AS&O Product Line for the period occurring prior to the completion of the divestiture, for the fiscal year ended December 28, 2018, adjusted for the following, to the extent occurring during the period: (i) acquisition and integration related charges and expenses, (ii) amortization of intangible assets including inventory step-up amortization, (iii) facility consolidation, optimization, manufacturing transfer and system integration charges, (iv) asset write-down and disposition charges, (v) charges in connection with corporate realignments or a reduction in force, (vi) certain litigation expenses, charges and gains, and (vii) unusual or infrequently occurring items. The Compensation Committee approved the categories for adjustments at the beginning of the performance period, and all of the adjustments were reviewed and approved by the Compensation Committee at the end of the performance period.

Product Category metrics and associated goal setting are described below:

Metric	Weighting(1)	Metric Definition	Goal Setting Description
Product Category Operating Profit	40%	Operating profit at the product category level is defined as revenue less operating expenses (i.e. direct material, labor, overhead, etc.).	Target performance is determined as part of the annual budgeting process, with threshold and maximum levels of performance set at 10% below and above the target level, respectively.

Quality	30%	Our quality metric is based on product lot customer acceptance rates and the aging of corrective and preventative actions (CAPAs). CAPA is a core ISO13485 quality system element and also mandated by the regulations of FDA, EU and all other geographies, for the design and manufacture of medical devices.	Product lot customer acceptance rates at threshold, target, and maximum are based on targeted improvement over the baseline of the prior year. Threshold and maximum performance levels are based on attaining 50% and 150% of target, respectively. 150% of target is the level determined by the Company to be differentiating for the medical devices industry. Payout is voided regardless of quality performance if any CAPAs are aged above the maximum acceptable number of days at year-end.

On-Time Delivery	15%	On-time delivery is measured as the percentage of orders shipped on time.	Targeted level of performance is based on an established percentage improvement over prior year, threshold performance is based on attaining 50% of targeted improvement, and maximum level of performance is defined as approaching 100% on-time shipment.

Inventory Turnover	15%	Inventory turnover is calculated as the annualized cost of goods sold divided by average inventory.	Targeted level of performance is based on percentage improvement over prior year, threshold performance is based on attaining 50% of targeted improvement, and maximum level of performance is 10% above target.

(1)	Percent of product category performance measure.

Highlights of Accomplishments reflected in Individual and Function Ratings:

NEO	Highlights of Accomplishments(1)
Joseph W. Dziedzic

•  Revamped operational strategy and began execution of this strategy; strengthened the Company’s leadership team and launched strategic imperatives designed to drive operational excellence

•  Improved most key financial measures of Company performance, exceeding 2018 financial guidance

•  Successfully completed the divestiture of the AS&O Product Line

•  Reduced debt by $700 million

•  Company stock price increased by over 60% during FY 2018

Kirk Thor

•  Developed Culture Operational Strategic Imperatives, including multi-year plan

•  Rolled out an aggressive Talent Development Plan and began implementation

•  Rebuilt HR leadership team and reorganized HR to align to strategy and supported meaningful change within Integer in 2018

Antonio Gonzalez

•  Exceeded revenue targets in 2018 and delivered nearly target operating profit

•  Successfully navigated headwinds in the Cardiac product market by leaning on growth in the Neuromodulation product market

•  Met or exceeded targets for on-time delivery, inventory and quality

Joseph Flanagan

•  Achieved YOY overall improvement in every one of the Company’s quality KPIs

•  Continued progress on quality system standardization

•  Improved overall CAPA process cycle time and successfully closed all CAPAs exceeding maximum targeted age

•  Received Notified Body recertification approval to ISO 13485: 2016 at all 28 facilities and MDSAP (Medical Device Single Audit Program) approval at 5 of 5 sites

•  Developed and began executing plan to minimize cost and impact of new EU medical device regulations

Jeremy Friedman

•  Successfully led the roll-out of Customer Strategic Imperatives

•  Transitioned from COO role to managing the AS&O Product Line divestiture

•  Successfully fulfilled the role of Interim CFO and effectively transitioned Finance and Supply Chain responsibilities in late 2018

(1)	Accomplishments listed form the basis of individual ratings and function ratings for function leaders (Messrs. Flanagan and Thor only).

The payout calculations are therefore as follows:

NEO	Payout Calculation Summary
Joseph W. Dziedzic, Jeremy Friedman	STI AOI x 80% + Individual Rating x 20%

Joseph Flanagan, Kirk Thor	STI AOI x 60% + Individual Rating x 20% + Function Rating x 20% x STI AOI % Achievement

Antonio Gonzalez	STI AOI x 20% + Individual Rating x 20% + Product Category Performance x 60% x STI AOI % Achievement

The individual target STI program bonuses for our Named Executive Officers were determined by the Compensation Committee to provide targeted total compensation at the median of our competitive market. The target and actual payouts for our Named Executive Officers for 2018 were as follows:

NEO(1)	Target STI ($)	% of Target Earned (%)	STI Earned ($)
Joseph W. Dziedzic	869,125	127.7	1,109,873
Jason K. Garland(2)	64,500	100.0	64,500
Kirk Thor	215,900	134.1	289,522
Antonio Gonzalez	191,250	119.7	228,926
Joseph Flanagan	185,550	134.1	248,822
Jeremy Friedman	440,000	122.7	539,880

(1)	Messrs. Haire and Smyth, having left the Company in May and July of 2018, respectively, were not eligible for a payout for 2018.

(2)	The 2018 target bonus reported for Mr. Garland is a prorated amount based on his employment commencement date.

Long-Term Incentive Plan

Our LTI plan is the largest component of our executive officers’ total compensation. LTI awards are a key component of our program, and are designed to align management’s performance incentives with the interests of our stockholders by linking executive pay to stockholder value creation. The 2018 LTI awards were delivered via the following award types:

The table below presents a summary of our 2018 LTI program:

	RSUs	Relative TSR PSUs		Financial PSUs
Percent of Total LTI Value	33.3%	33.3%		33.3%
Vest or Performance Period	3-year ratable vesting	3-year performance period with cliff vesting		3-year performance period with cliff vesting
Performance Metric	N/A	Relative TSR		Compounded Organic Sales Growth
Potential Payout as a % of Target	N/A	Threshold 50 Maximum 150	% %(1)	Threshold 50 Maximum 150	% %(1)

(1)	Pursuant to the terms of his employment agreement, Mr. Dziedzic’s maximum opportunity for 2018 is capped at 123% of target.

Organic Sales Growth and Relative TSR (“rTSR”) were selected as the PSU performance measures because the Compensation Committee believes they most closely align the interests of our executive officers with those of stockholders and drive appropriate risk taking. Further, the Compensation Committee believes that our mixture of award types provides an appropriate balance between Company performance and rewarding increases in absolute stock price and relative performance versus our peers.

Organic Sales Growth for purposes of the Financial PSU performance metric will be the same as Organic Sales Growth set forth in the Company’s SEC filings and press releases, and excludes foreign currency exchange impact and the impact of acquisitions and divestitures. Compounding of the sales growth results in aggregate sales growth targets above the sum of each year’s performance. For example, if the Company performs at target for each of the three years of the performance cycle, the compounded sales growth would be 12.49% (1.04 x 1.04 x 1.04 = 1.1249 or 12.49%), as opposed to 12%.

The rTSR PSUs are earned and subsequently vest based on the Company’s relative TSR rank versus our peer group over a three-year period as follows:

3-Year TSR Rank Versus Peer Group	Achievement Level	Vesting Amount as a % of Target
75th Percentile	Maximum	150	%(1)
50th Percentile	Target	100%
25th Percentile	Threshold	50%

(1)	Pursuant to the terms of his employment agreement, Mr. Dziedzic’s maximum opportunity for 2018 is capped at 123% of target.

For purposes of calculating TSR, the stock price averaging period used is the 20 trading day period preceding the cycle start date and the last 20 trading day period at the end of the cycle. Dividends are deemed to have been reinvested on the ex-dividend date, and peer group companies whose stock permanently ceased to trade during the performance period are disregarded when calculating TSR.

In the case of both the Financial PSUs and rTSR PSUs, achievement level below threshold would result in no vesting. Payouts for achievement levels between threshold and target and between target and maximum are calculated using linear interpolation between the adjacent performance levels.

Annual LTI award values are intended to be consistent with those provided by our peer companies for comparable executive positions. Grant values are reviewed on an individual basis and can be adjusted based on individual performance and expected future contributions. The individual award opportunities under the LTI program for our NEOs for 2018 were as follows:

NEO	Time-Based RSUs Grant Value ($)	Financial PSUs Grant Value at Target Achievement ($)	TSR PSUs Grant Value at Target Achievement ($)	Total 2018 LTI Grant Value Assuming Target PSU Achievement ($)
Joseph W. Dziedzic	1,104,955	1,104,955	1,104,965	3,314,875
Kirk Thor	79,989	79,989	79,985	239,963
Antonio Gonzalez	166,648	166,648	166,625	499,921
Joseph Flanagan	103,309	103,309	103,309	309,927
Gary J. Haire(1)	233,298	233,298	233,297	699,893
Declan Smyth(2)	166,648	166,648	166,625	499,921

(1)	Mr. Haire served as Executive Vice President & Chief Financial Officer until May 23, 2018, and under the terms of the Company’s Stock Incentive Plans, his awards were forfeited.
(2)	Mr. Smyth served as President, Advanced Surgical & Orthopedics until July 2, 2018, and under the terms of the Company’s Stock Incentive Plans, his awards were forfeited.

The following table includes the details of the performance-based PSU grants made to our NEOs in 2018.

		Units Granted Assuming Maximum and Target Performance
NEO(1)	Award Type	Maximum (#)	Target (#)
Joseph W. Dziedzic	Financial PSUs	27,100	22,033
	TSR PSUs	28,972	23,555
Kirk Thor	Financial PSUs	2,392	1,595
	TSR PSUs	2,181	1,454
Antonio Gonzalez	Financial PSUs	4,984	3,323
	TSR PSUs	4,543	3,029
Joseph Flanagan	Financial PSUs	3,090	2,060
	TSR PSUs	2,817	1,878
Gary J. Haire(2)	Financial PSUs	6,978	4,652
	TSR PSUs	6,361	4,241
Declan Smyth(3)	Financial PSUs	4,984	3,323
	TSR PSUs	4,543	3,029

(1)

Under the terms of their employment letters entered into with the Company in October 2016 and October 2018, Messrs. Friedman and Garland, respectively, were not eligible to participate in the 2018 LTI program.

(2)	Mr. Haire served as Executive Vice President & Chief Financial Officer until May 23, 2018, and under the terms of the Company’s Stock Incentive Plans, his awards were forfeited.
(3)	Mr. Smyth served as President, Advanced Surgical & Orthopedics until July 2, 2018, and under the terms of the Company’s Stock Incentive Plans, his awards were forfeited.

Vesting of Previously Issued Equity-Based Compensation

PSU awards issued in 2016 and 2017 that were based on the Company’s rTSR performance matured on December 28, 2018. A summary of the key terms of those PSU awards, and the resulting vesting approved by the Compensation Committee on February 28, 2019 are summarized below.

Year Issued	Performance Period	NEO	Absolute TSR	rTSR Percentile Rank vs. Peers	Shares Vested
2016	2016-2018	Antonio Gonzalez, Joseph Flanagan	+56.4%	40th Percentile	50.6% of target(1)
2017	2017-2018	Joseph W. Dziedzic, Antonio Gonzalez, Joseph Flanagan	+169.8%	100th Percentile	150% of target(2)

(1)	Corresponds to the vesting of 33.7% of maximum shares approved by the Compensation Committee. rTSR performance goals were the same as those outlined on page 18 of this proxy statement.
(2)	Mr. Dziedzic’s shares vested at 123% of target, the maximum opportunity allowable pursuant to the terms of his employment agreement.

Shares issued in 2016 and earned pursuant to the 2016-2018 performance cycle vested immediately upon Compensation Committee determination of performance achievement. With regard to shares issued in 2017 and earned pursuant to the 2017-2018 performance cycle, 50% of the earned shares vested on February 28, 2019 when the Compensation Committee determined the level of achievement of the performance goals, and the remaining 50% will vest on January 3, 2020, subject to continuous employment of the executive with the Company through such date.

Additional Equity-Based Compensation

In addition to the annual LTI Program, our executive officers may receive additional equity-based compensation at the date of hire, upon promotion, for special recognition or upon a significant change in responsibility. These awards are used as a recruiting and retention tool. These grants are typically made in the form of time-based RSUs. In 2018, Mr. Garland received a one-time award of RSUs in connection with his acceptance of his position as Executive Vice President & Chief Financial Officer having an aggregate value at grant date of $551,809. In 2018, Mr. Thor received a one-time award of RSUs in connection with his acceptance of his position as Executive Vice President & Chief Human Resources Officer having an aggregate value at grant date of $319,979. On a going forward basis, equity award grants to be provided to Mr. Garland and Mr. Thor are expected to be granted primarily under our annual LTI Program and subject to the same performance-based vesting criteria as awards granted to our other executive officers.

Our LTI plans and awards are designed and administered by the Compensation Committee in collaboration with management and subject to general oversight by the Board.

OTHER FEATURES OF OUR EXECUTIVE COMPENSATION PROGRAM

Compensation Recoupment Policy

The Company has adopted a compensation recoupment, or “clawback,” policy intended to be consistent with the requirements of the Dodd-Frank Act. This policy provides that, in the event we are required to restate our financial statements as a result of “material noncompliance” with financial reporting requirements under the securities laws, we will recover from our current and former executive officers any incentive-based compensation (including equity awards) that is (i) based on erroneous data, (ii) received during the three-year period preceding the date on which the Company becomes required to prepare an accounting restatement, and (iii) in excess of what would have been paid if calculated under the restatement.

Stock Ownership Guidelines

In order to align the interests of our executive officers with the interests of our stockholders and to promote our commitment to sound corporate governance, we maintain stock ownership guidelines under which our executive officers are required to hold a meaningful dollar value of common stock of the Company for the duration of their employment. For purposes of measuring compliance with these guidelines, shares of common stock owned directly or indirectly by the executive officer or his or her immediate family members, as well as 75 percent of unvested time-based restricted stock and restricted stock units issued under our LTI programs are considered shares “owned.” Shares underlying unexercised stock options and unvested performance-based awards do not count toward satisfying the guidelines. The Compensation Committee reviews stock ownership levels of our executive officers on an annual basis with the expectation of seeing meaningful progress toward the achievement of the guideline.

The following table provides the guideline ownership multiple for our current NEOs. As of April 1, 2019, our NEOs currently employed by the Company either met or were on their way to meeting the ownership guideline.

NEO	Multiple of Base Salary
Joseph W. Dziedzic	5x
Jason K. Garland	2.5x
Kirk Thor	2.5x
Antonio Gonzalez	2.5x
Joseph Flanagan	2.5x

Pledging and Hedging Policy

Our policy is to prohibit directors, executive officers and other associates from engaging in pledging, short sales or other short-position transactions in Company securities. We also prohibit directors, executive officers and other associates from engaging in certain forms of hedging or monetization transactions, such as zero-cost collars and forward sale contracts, that allow a person to continue to own the covered securities, but without the full risks and rewards of ownership.

Perquisites

In addition to the elements of compensation discussed above, we also provide senior level executives (including the Named Executive Officers) with limited other perquisites as follows:

•	Executive life insurance

•	Long-term disability insurance

•	Executive financial planning

•	Executive physicals

•	Executive relocation

We provide these benefits in order to remain competitive with the market and believe that these benefits help us to attract and retain high caliber executives. These benefits also reduce the amount of time and attention that our executive officers must spend on personal matters and allow them to dedicate more time to the Company. We believe that these benefits are reasonable in nature, are not excessive and are in the best interest of the Company and its stockholders.

Other Benefits. Our executive officers also participate in other benefit plans that we fully or partially subsidize. Their participation is on the same terms as other associates of the Company. Some of these benefits include medical, dental and vision insurance, and paid time off.

Retirement Benefits

All of our U.S. based associates, including our Named Executive Officers, are eligible to participate in a defined contribution Company 401(k) Plan. The Company 401(k) Plan provides for the deferral of associate compensation up to the maximum IRC limit and a Company match. In 2018, this match for the Company 401(k) Plan was $0.50 per dollar, up to 6% of the associate’s base salary, for each participant in the Company 401(k) Plan.

Change in Control Agreements and Severance Benefits

We maintain change in control agreements for a very limited number of key executives, including our Named Executive Officers, in order to retain our leadership in the event of a change in control and also to provide these executives with appropriate financial security in case of a loss of employment. These agreements only provide benefits to participants if there is both a change in control of the Company and a qualifying termination of employment. We believe that it is in the best interest of our Company and stockholders to have the dedication of our executive officers, without the distraction of personal uncertainties that can result on a change in control. We believe these agreements allow for a smooth transition in the event of a change in control without providing “windfall” benefits. We also believe that these benefits are competitive with those of comparable companies, including our peer group.

Our LTI awards provide for specified vesting terms upon qualifying terminations of employment, and the offer letters for Mr. Friedman, Mr. Haire and Mr. Smyth provided for severance payments and benefits in the event of certain qualifying terminations of employment. For more information on these benefits, as well as those provided under our change in control agreements, see the “Potential Payments Upon Termination of Employment or Change in Control” section of this proxy statement.

Employment Agreements

In general, we do not offer employment agreements to our associates, and none of our Named Executive Officers, other than Mr. Dziedzic, our President & Chief Executive Officer, has one.

The Company entered into an employment agreement with Mr. Dziedzic on July 16, 2017. In addition to the perquisites discussed in this section, Mr. Dziedzic’s employment agreement includes the following terms:

•	A base salary of $876,000 per year, subject to annual review.

•

Eligibility to participate in the Company’s cash and equity-based incentive award programs available to the Company’s executive officers. Mr. Dziedzic’s short term annual incentive plan target for 2018 was equal to 100% of his annual base salary. His long term incentive awards are in an amount equal to 390% of his annual base salary at the target level and up to 480% of his annual base salary at maximum performance during 2018.

•

In the event of death or permanent disability: (i) a lump sum payment equal to his annual base salary and the amount of the Company’s contribution toward his health and medical benefits for a twelve month period; and (ii) the immediate vesting of all non-vested time-based equity awards and the continuation of all performance awards, subject to achievement of the performance metrics.

•

In the event of termination without cause or with good reason, (i) a lump sum payment equal to 200% of the sum of his annual base salary; and (ii) the immediate vesting of all time-based equity awards and the continuation of a prorated number of performance awards, subject to achievement of the performance metrics.

•	A post-employment non-compete covenant for 24 months from the date of last payment under the employment agreement.

Tax and Accounting Implications

IRC §162(m) generally imposes a $1 million cap on the deductibility of compensation paid to certain executive officers of a publicly held corporation during a year. The Tax Cuts and Job Act eliminated the exception to the $1 million deductibility cap under IRC §162(m) for performance-based compensation paid to a covered employee. Historically, while the Compensation Committee sought to structure compensation to take advantage of the exemption under IRC §162(m), it reserved the authority to approve non-deductible compensation in appropriate circumstances in order to attract, retain, and motivate highly-qualified executives. The Compensation Committee expects that performance-based compensation will continue to be an important component of our Named Executive Officers’ total compensation regardless of its tax deductibility.

Compensation and Organization Committee Report

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis, or CD&A, with management and based upon this review and discussion, recommended to the Board that the CD&A be included in this proxy statement for filing with the SEC.

Respectively submitted,

COMPENSATION AND ORGANIZATION COMMITTEE

Peter H. Soderberg (Chair)
Pamela G. Bailey
James F. Hinrichs
William B. Summers, Jr.

Compensation Risk Analysis

The preceding CD&A generally describes our compensation policies, plans and practices that are applicable for NEOs and senior executives of the Company. The Company uses a combination of fixed and variable and short- and long-term compensation programs with a significant focus on corporate and business financial performance as generally described in this proxy statement. The Company does not believe that risks arising from its compensation policies, plans or practices are reasonably likely to have a material adverse effect on the Company.

EXECUTIVE COMPENSATION

2018 Summary Compensation Table

The following table summarizes the total compensation paid or earned by each of the NEOs for fiscal years 2018, 2017 and 2016.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Joseph W. Dziedzic	2018	869,125	—	3,314,875	—	1,109,873	89,752	5,383,625
President & Chief	2017	571,115	166,154	3,086,165	1,008,113	—	57,225	4,888,772
Executive Officer
Jason K. Garland	2018	99,231	50,000	551,809	—	64,500	30,744	796,284
Executive Vice President &
Chief Financial Officer
Kirk Thor	2018	332,154	53,000	559,942	—	289,522	15,276	1,249,894
Executive Vice President &
Chief Human Resources Officer
Antonio Gonzalez	2018	318,750	—	499,921	—	228,926	37,799	1,085,396
President, CRM &
Neuromodulation
Joseph Flanagan	2018	309,250	—	309,927	—	248,822	33,722	901,721
Executive Vice President,
Quality and Regulatory Affairs
Jeremy Friedman(6)	2018	550,000	—	—	—	539,880	72,477	1,162,357
Former Executive Vice	2017	539,423	—	2,539,968	—	—	77,269	3,156,660
President & Interim	2016	491,417	1,592,000	—	301,500	—	55,625	2,440,542
Chief Financial Officer
Gary J. Haire(7)	2018	176,363	—	699,893	—	—	865,380	1,741,636
Former Executive Vice	2017	274,615	—	481,982	299,990	—	11,224	1,067,811
President & Chief Financial Officer
Declan Smyth(8)	2018	340,385	895,000	499,921	—	—	25,028	1,760,334
President, Advanced	2017	333,461	—	648,223	—	—	15,821	997,505
Surgical & Orthopedics	2016	338,375	130,000	684,724	161,525	—	10,522	1,325,146

(1)	Amounts for 2018 represent sign-on bonuses paid to Messrs. Garland and Thor and a retention bonus paid to Mr. Smyth in July 2018 related to the AS&O Product Line divestiture.
(2)

The amounts in this column reflect the aggregate grant date fair value of RSUs and PSUs granted in the applicable year, computed in accordance with applicable accounting standards. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions and for PSUs, the amounts represent the value based on the probable outcome of the performance conditions in accordance with FASB ASC Topic 718. For the PSUs granted in 2018 included in this column, the grant date fair values based on the target level of achievement, which was considered to be the probable outcome, were $2,209,920 for Mr. Dziedzic, $159,974 for Mr. Thor, $333,273 for Mr. Gonzalez, $206,618 for Mr. Flanagan, $466,595 for Mr. Haire, and $333,273 for Mr. Smyth. Assuming the highest level of achievement of all PSUs granted in 2018, the grant date values for PSUs would be $2,464,060 for Mr. Dziedzic, $199,944 for Mr. Thor, $416,573 for Mr. Gonzalez, $258,273 for Mr. Flanagan, $583,244 for Mr. Haire and $416,573 for Mr. Smyth. The valuation of RSUs are based on the assumptions and methodology set forth in notes 1 and 10 to our financial statements included in our Annual Report on Form 10-K, which was filed with the SEC on February 22, 2019. For 2018, a portion of the PSUs included in these amounts reflect the equity incentive bonuses earned during the respective year and paid during the first quarter of the following year.

(3)

Amounts represent the aggregate grant date fair value of stock options granted. The valuation of stock options is based on the assumptions and methodology set forth in notes 1 and 10 to our financial statements included in our Annual Report on Form 10-K, which was filed with the SEC on February 22, 2019.

(4)	Amounts reported in this column reflect the amount earned under the 2018 STI program, which were paid in March 2019.
(5)	Amounts reported in this column for 2018 are itemized in the table below captioned “All Other Compensation.”

(6)	Mr. Friedman served as Interim Chief Financial Officer from May 24, 2018 to October 1, 2018.
(7)	Mr. Haire served as Executive Vice President & Chief Financial Officer until May 23, 2018.
(8)	Mr. Smyth served as President, Advanced Surgical & Orthopedics until July 2, 2018.

All Other Compensation

The following table sets forth details of “All Other Compensation,” as presented in the Summary Compensation Table for 2018.

NEO	401(k) Contribution ($)	Term Life Insurance Premiums ($)	Long-Term Disability Insurance Premiums ($)	Tax Gross-Up ($)	Unused Vacation ($)	Separation Compensation ($)(1)	Perquisites ($)(2)	Total ($)
Joseph W. Dziedzic	8,250	11,066	9,792	6,714	—	—	53,930	89,752
Jason K. Garland	744	—	—	—	—	—	30,000	30,744
Kirk Thor	8,250	4,956	—	1,595	—	—	475	15,276
Antonio Gonzalez	8,250	2,781	—	895	22,448	—	3,425	37,799
Joseph Flanagan	8,250	13,289	—	5,547	2,269	—	4,367	33,722
Jeremy Friedman	8,250	15,999	—	10,380	4,231	—	33,617	72,477
Gary J. Haire	5,390	1,980	—	1,285	7,765	847,280	1,680	865,380
Declan Smyth	7,978	—	—	—	17,000	—	50	25,028

(1)

Mr. Haire served as the Company’s Executive Vice President & Chief Financial Officer until his separation on May 23, 2018. In connection with his separation, the Company and Mr. Haire entered into a separation agreement under which he received a lump sum payment in the amount of $847,280.

(2)

These amounts include (i) housing and relocation reimbursements: Mr. Dziedzic: $53,930; Mr. Garland: $30,000; and Mr. Friedman: $27,500; and (ii) other perquisites less than $10,000, including executive physicals and financial planning expenses.

2018 Grants of Plan-Based Awards

The following table summarizes the grants of plan-based awards to each of the NEOs during fiscal year 2018.

									All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant-Date Fair Value of Stock Awards ($)(2)
			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards
NEO	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Joseph W. Dziedzic			434,563	869,125	1,303,688	—	—	—	—	—
	01/31/18	(3)	—	—	—	—	—	—	22,033	1,104,955
	01/31/18	(4)	—	—	—	22,795	45,588	56,072	—	2,209,920
Jason K. Garland			32,250	64,500	96,750	—	—	—	—	—
	10/10/18	(5)	—	—	—	—	—	—	7,470	551,809
Kirk Thor			107,950	215,900	323,850	—	—	—	—	—
	01/02/18	(6)	—	—	—	—	—	—	7,048	319,979
	01/31/18	(3)	—	—	—	—	—	—	1,595	79,989
	01/31/18	(4)	—	—	—	1,525	3,049	4,573	—	159,974
Antonio Gonzalez			95,625	191,250	286,875	—	—	—	—	—
	01/31/18	(3)	—	—	—	—	—	—	3,323	166,648
	01/31/18	(4)	—	—	—	3,177	6,352	9,527	—	333,273
Joseph Flanagan			92,775	185,550	278,325	—	—	—	—	—
	01/31/18	(3)	—	—	—	—	—	—	2,060	103,309
	01/31/18	(4)	—	—	—	1,969	3,938	5,907	—	206,618
Jeremy Friedman			220,000	440,000	660,000	—	—	—	—	—
Gary J. Haire			140,237	280,475	420,712	—	—	—	—	—
	01/31/18	(3)	—	—	—	—	—	—	4,652	233,298
	01/31/18	(4)	—	—	—	4,447	8,893	13,339	—	466,595
Declan Smyth			102,000	204,000	306,000	—	—	—	—	—
	01/31/18	(3)	—	—	—	—	—	—	3,323	166,648
	01/31/18	(4)	—	—	—	3,177	6,352	9,527	—	333,273

(1)

Amounts represent potential cash awards under our 2018 STI program. Awards range from 50% to 150% of the target amount depending on the actual performance metric achieved. No amount is awarded if the threshold is not achieved – see “Annual Performance-Based Incentives” section of the CD&A for discussion of the 2018 STI program. See the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for the actual amounts earned for 2018.

(2)

The valuation of restricted stock units are based on the assumptions and methodology set forth in notes 1 and 10 to our financial statements included in our Annual Report on Form 10-K, which was filed with the SEC on February 22, 2019.

(3)	Time-based RSUs granted under the 2018 LTI program. For more information regarding these awards, please see the “Long-Term Incentive Plan” section of the CD&A.
(4)

These amounts represent PSU awards granted under the 2018 LTI program. The PSUs vest if the Company achieves certain three-year performance targets. For more information regarding these awards, please see the “Long-Term Incentive Plan” section of the CD&A.

(5)	Represent equity awards received in conjunction with Mr. Garland’s appointment as Executive Vice President & Chief Financial Officer.
(6)	Represent equity awards received in conjunction with Mr. Thor’s appointment as Executive Vice President & Chief Human Resources Officer.

Outstanding Equity Awards at 2018 Fiscal Year-End

The following table sets forth the outstanding equity awards for each of the NEOs as of December 28, 2018.

	Option Awards					Stock Awards
NEO	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($)
Joseph W. Dziedzic	14,530	—		25.25	02/28/23	26,197	(3)	1,991,758	56,072	(11)	4,263,154
	1,722	—		40.86	01/03/24	4,597	(4)	349,510
	2,877	—		45.39	01/04/25	14,347	(5)	1,090,802
	2,883	—		48.43	01/04/26
	888	—		29.55	01/03/27
	45,075	22,538	(2)	43.70	07/17/27
Jason K. Garland						7,470	(6)	567,944
Kirk Thor						5,763	(7)	438,161	4,573	(11)	347,685
Antonio Gonzalez	1,378	—		20.62	01/02/22	1,981	(4)	150,615	9,527	(11)	724,338
	2,565	—		21.68	12/31/22	3,887	(8)	295,529
	1,948	—		40.84	01/06/24	2,811	(9)	213,720
	3,357	—		45.41	01/05/25	6,910	(5)	525,367
	10,948	—		48.43	01/04/26
Joseph Flanagan	1,678	—		48.43	01/04/26	2,344	(10)	178,214	5,907	(11)	449,109
						1,149	(4)	87,358
						1,292	(9)	98,231
						4,008	(5)	304,728
Jeremy Friedman	33,334	—		19.54	10/18/26
Declan Smyth						2,628	(9)	199,807

(1)	Based on a stock price of $76.03, which was the closing price of our common stock on NYSE on December 28, 2018, the last day of our 2018 fiscal year.
(2)	Options vest on January 3, 2020.
(3)	Time-based RSUs, of which 18,852 vest on January 3, 2020 and 7,345 vest on January 1, 2021.
(4)

Financial PSUs issued on February 6, 2017 under the 2017 LTI program, which became earned on March 9, 2018, the date on which the Compensation Committee determined the achievement of the pre-established performance goal. The PSUs vest on January 3, 2020.

(5)

rTSR PSUs issued on February 6, 2017 under the 2017 LTI program, which became earned on February 28, 2019, the date on which the Compensation Committee determined the achievement of the pre-established performance goal. The number of shares represent the actual level of performance achieved. Half of the shares earned vested on February 28, 2019 and the remaining shares vest on January 3, 2020. See the “Vesting of Previously Issued Equity-Based Compensation” section of the CD&A for further detail regarding the 2017 LTI Financial PSU award.

(6)	Time-based RSUs which vest in equal parts on October 2, 2019, October 2, 2020 and October 2, 2021.
(7)	Time-based RSUs which vest in approximately equal parts on January 3, 2020 and on January 1, 2021.
(8)	Time-based RSUs, of which 2,779 vest on January 3, 2020 and 1,108 vest on January 1, 2021.
(9)

rTSR PSUs issued on January 4, 2016 under the 2016 LTI program, which became earned and vested on February 28, 2019, the date on which the Compensation Committee determined the achievement of the pre-established performance goal. See the “Vesting of Previously Issued Equity-Based Compensation” section of the CD&A for further detail regarding the 2016 LTI Financial PSU award

(10)	Time-based RSUs, of which 1,657 vest on January 3, 2020 and 687 vest on January 1, 2021.
(11)

Financial and rTSR PSUs issued on January 31, 2018 under the 2018 LTI program. Actual awards earned ranging from 0% to 150% of target will be determined based upon the Company achieving certain three-year performance targets. The number of shares earned will vest on the date in the first quarter of 2021 that achievement of the performance metrics are determined by the Compensation Committee. For more information regarding these awards, please see the “Long-Term Incentive Plan” section of the CD&A.

2018 Option Exercises and Stock Vested

The following table summarizes the number of stock option awards exercised and the number of stock awards vesting during 2018 for the NEOs, including the value realized.

	Option Awards		Stock Awards
NEO	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Joseph W. Dziedzic	—	—	32,400	2,264,369
Kirk Thor	—	—	2,880	218,966
Antonio Gonzalez	—	—	10,442	667,550
Joseph Flanagan	13,633	896,624	8,261	539,342
Jeremy Friedman	16,666	842,355	36,921	2,512,934
Gary J. Haire	7,923	255,858	4,808	258,670
Declan Smyth	21,682	888,640	6,135	330,063

(1)	Based on the closing price of our common stock on NYSE on the date the stock award vested.

Equity Compensation Plan Information

The following table provides information regarding the Company’s equity compensation plans as of December 28, 2018:

Plan Category (As of December 28, 2018)	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	( a )(1)	( b )	( c )(2)
Equity compensation plans approved by security holders	952,153	$31.88	907,822
Equity compensation plans not approved by security holders	—	—	—
Total	952,153	$31.88	907,822

(1)

Consists of shares of common stock underlying stock options issued under the 2009 Stock Incentive Plan, the 2011 Stock Incentive Plan, and the 2016 Stock Incentive Plan. Also includes 425,838 shares of common stock underlying RSUs that were granted under the 2009 Stock Incentive Plan, the 2011 Stock Incentive Plan and the 2016 Stock Incentive Plan, which are not included in the exercise price reported in column b.

(2)	Due to plan sub-limits, 850,120 of the total 907,822 shares available for grant were available for issuance in the form of restricted stock, RSUs or stock bonuses.

Potential Payments Upon Termination of Employment or Change in Control

We do not offer our Named Executive Officers pension or nonqualified deferred compensation benefits. Upon the death or disability of an associate, all outstanding stock option awards and time-based RSUs immediately vest and all outstanding PSUs immediately vest at the target level applicable to such performance-based awards. All vested stock options expire at various times following the event, no later than one year, based upon the terms of the plan from which they were awarded. In the event that an associate’s employment is terminated by the Company without cause, a pro-rata portion of such associate’s PSUs that were awarded more than one year before the date of termination will remain outstanding and any PSUs awarded less than one year prior to the date of termination will automatically be forfeited. The PSUs that remain outstanding will continue to be eligible for vesting based on the Company’s attainment of the performance goals applicable to such awards. All unvested time-based awards are forfeited.

The following table presents the benefits that would have been received by Mr. Dziedzic under his employment agreement in the event of a hypothetical termination as of December 28, 2018:

	Salary & Bonus ($)	Severance ($)	Acceleration of Stock-Based Awards ($)(1)	Continuance of Benefits ($)(2)	Total ($)
Permanent Disability	876,000	—	7,081,416	30,000	7,987,416
Death	876,000	—	7,081,416	30,000	7,987,416
Termination Without Cause	—	1,752,000	2,627,072	30,000	4,409,072
Termination With Good Reason	—	1,752,000	2,627,072	30,000	4,409,072

(1)

Based upon our closing stock price of $76.03 on December 28, 2018 (the last trading day of our 2018 fiscal year). Termination due to death or permanent disability includes the value of all unvested time-based awards, the value of unvested PSUs which are no longer subject to a performance condition, and the value of the 2018 Financial and rTSR PSUs at target payout level. Termination without cause and termination with good reason calculations include the value of all unvested time-based awards, the value of unvested PSUs which are no longer subject to a performance condition, and the value of a pro-rated portion of the 2018 Financial and rTSR PSUs at the current projected payout level as of the assumed termination date.

(2)	Payment equal to the assumed amount of the Company’s contributions toward health insurance benefits for a 12 month period.

The following table presents the benefits that would have been received by Mr. Garland under his employment offer letter in the event of a hypothetical termination as of December 28, 2018:

	Salary & Bonus ($)	Severance ($)	Acceleration of Stock-Based Awards ($)(1)	Continuance of Benefits ($)(2)	Total ($)
Permanent Disability	—	—	567,944	—	567,944
Death	—	—	567,944	—	567,944
Termination Without Cause	—	430,000	—	30,000	460,000

(1)

Based upon our closing stock price of $76.03 on December 28, 2018 (the last trading day of our 2018 fiscal year). Termination due to death or permanent disability includes the value of all unvested time-based awards.

(2)	Payment equal to the assumed amount of the Company’s contributions toward health insurance benefits for a 12 month period.

The following table presents the benefits that would have been received by Mr. Thor under his employment offer letter in the event of a hypothetical termination as of December 28, 2018:

	Salary & Bonus ($)	Severance ($)	Acceleration of Stock-Based Awards ($)(1)	Continuance of Benefits ($)(2)	Total ($)
Permanent Disability	—	—	669,976	—	669,976
Death	—	—	669,976	—	669,976
Termination Without Cause	—	346,000	—	30,000	376,000

(1)

Based upon our closing stock price of $76.03 on December 28, 2018 (the last trading day of our 2018 fiscal year). Termination due to death or permanent disability and termination without cause includes the value of all unvested time-based awards.

(2)	Payment equal to the assumed amount of the Company’s contributions toward health insurance benefits for 12 months.

The following table presents the benefits that would have been received by Mr. Gonzalez in the event of a hypothetical termination as of December 28, 2018:

	Salary & Bonus ($)	Severance ($)	Acceleration of Stock-Based Awards ($)(1)	Continuance of Benefits ($)	Total ($)
Permanent Disability	—	—	1,191,770	—	1,191,770
Death	—	—	1,191,770	—	1,191,770
Termination Without Cause	—	320,000	413,299	30,000	763,299

(1)

Based upon our closing stock price of $76.03 on December 28, 2018 (the last trading day of our 2018 fiscal year). Termination due to death or permanent disability includes the value of his time-based awards, the value of unvested PSUs which are no longer subject to a performance condition, and the value of the 2018 Financial and rTSR PSUs at target payout level. Termination without cause calculations include the value of unvested PSUs which are no longer subject to a performance condition.

The following table presents the benefits that would have been received by Mr. Flanagan in the event of a hypothetical termination as of December 28, 2018:

	Salary & Bonus ($)	Severance ($)	Acceleration of Stock-Based Awards ($)(1)	Continuance of Benefits ($)(2)	Total ($)
Permanent Disability	—	—	717,343	—	717,343
Death	—	—	717,343	—	717,343
Termination Without Cause	—	314,000	239,712	30,000	583,712

(1)

Based upon our closing stock price of $76.03 on December 28, 2018 (the last trading day of our 2018 fiscal year). Termination due to death or permanent disability includes the value of his time-based awards, the value of unvested PSUs which are no longer subject to a performance condition, and the value of the 2018 Financial and rTSR PSUs at target payout level. Termination without cause calculations include the value of unvested PSUs which are no longer subject to a performance condition.

(2)	Payment equal to the assumed amount of the Company’s contributions toward health insurance benefits for 12 months.

The following table summarizes the value of the benefits received by Mr. Friedman upon his retirement from the Company on December 28, 2018 in accordance with the terms of his employment offer letter. Mr. Friedman received (i) a severance payment equal to one and one-half times his annual base salary, and (ii) accelerated vesting of any outstanding time-based awards held by him. The values of the equity awards set forth in the table below are based upon our closing stock price of $76.03 on December 28, 2018.

	Severance ($)	Acceleration of Stock-Based Awards ($)	Total ($)
Jeremy Friedman	1,514,496	2,742,594	4,257,090

The following table summarizes the value of the benefits received by Mr. Haire and Mr. Smyth upon the termination of their employment with the Company. The values of the equity awards set forth in the table below are based upon our closing stock price on their respective termination dates.

	Severance ($)	Bonus Payment ($)(1)	Acceleration of Stock-Based Awards ($)	Total ($)
Gary J. Haire	847,280	—	—	847,280
Declan Smyth	—	845,000	795,906	1,640,906

(1)	Mr. Smyth received a success bonus for his contributions in completing the sale of the AS&O Product Line.

All associates, including the NEOs, who are at least 59 1⁄2 years of age with a combination of age and length of service equal to at least 69 1⁄2 years are eligible to receive the following benefits under our stock incentive plans on retirement:

•	accelerated vesting of all outstanding time-based stock incentive awards;

•	pro-rata continuation of all outstanding performance-based stock incentive awards, subject to the actual performance metrics achieved; and

•	extension of the time eligible to exercise outstanding stock options.

None of the Named Executive Officers, other than Mr. Friedman, would have been eligible for the accelerated vesting of equity upon a retirement as of December 28, 2018.

As discussed under “Other Features of Our Executive Compensation Program” our change in control agreements provide for continued employment with the same base salary, annual cash incentive and benefits for two years following a change in control. Our change in control agreements only provide benefits if there is both a change in control of the Company and qualifying termination of employment. If the executive is terminated after the change in control, other than for death, disability or cause, or the executive terminates employment for good reason, then the executive will be entitled to certain payments and benefits. The most significant components of those benefits are as follows:

•	two times annual base salary;

•	two times the greater of (i) average cash bonus for the three year period prior to the date of termination or (ii) current year annual cash incentive award at the target level;

•	two times the Company’s total contributions to the Company 401(k) Plan or any other similar plans in effect at the time, for the year preceding the termination;

•	$25,000 for outplacement services;

•	24 months coverage under the Company’s medical and other benefit plans (i.e. education assistance, financial planning);

•

immediate vesting of all time-based equity awards and vesting of performance-based awards based on actual performance through the change in control, except as otherwise provided in the applicable award agreement; and

•

reimbursement of relocation expenses following the change in control if the Company had relocated the associate at the Company’s request within twelve months prior to the change in control and the associate returns to the original place of his or her residence.

Our change in control agreements provide executives with a best after-tax provision (i.e., the executive’s payment will be scaled back to the golden parachute safe harbor if the executive is better off on an after-tax basis) and to include a 24 month post-employment non-compete covenant.

In the event of a change in control, as defined in the applicable award plan or agreement, unless determined otherwise by the Compensation Committee, all unvested stock option awards and time-based RSUs granted will immediately vest, but only the portion of unvested PSUs that otherwise would have vested will immediately vest. While our plans provide for single trigger vesting, our change in control agreements with our Named Executive Officers require both a Change in Control and termination of employment for our Named Executive Officers to receive the cash payments and other benefits provided under those agreements.

Based upon the hypothetical termination date of December 28, 2018, the change in control termination benefits for our Named Executive Officers would be as follows:

	Salary & Bonus ($)	Acceleration of Stock- Based Awards ($)(1)(2)	Continuance of Benefits ($)	Outplacement Services ($)	Total ($)(2)
Joseph W. Dziedzic	3,504,000	6,625,768	60,000	25,000	10,214,768
Jason K. Garland	1,419,000	567,944	60,000	25,000	2,071,944
Kirk Thor	1,122,000	669,976	60,000	25,000	1,876,976
Antonio Gonzalez	1,024,000	1,202,774	60,000	25,000	2,311,774
Joseph Flanagan	1,004,800	724,186	60,000	25,000	1,813,986

(1)	Based upon our closing stock price of $76.03 per share as of December 28, 2018 (the last day of our 2018 fiscal year).
(2)	Includes the value of all unvested time-based awards, the value of the 2018 Financial PSUs at actual payout levels, and the value of the 2018 rTSR PSUs at current projected payout levels.

CEO Pay Ratio

In accordance with the final rule issued under Section 953(b) of the Dodd-Frank Act, companies, including Integer, are now required to disclose the ratio of the annual total compensation of their CEO to that of their median employee. The new SEC rules require disclosure of (i) the median of the annual total compensation of all employees of the Company, except the CEO; (ii) the annual total compensation of the CEO; and (iii) the ratio of annual total compensation for the CEO to the annual total compensation for the median employee of the Company. Because the SEC rules do not mandate a required approach for determining the median employee, the Company employed the following methodology:

•

Used 2018 taxable compensation as of October 26, 2018, which was the last payroll cycle in October. In some of the countries in which we operate this date varied slightly based on local payroll schedules, but not materially so.

•

The consistently applied compensation measure that was used to determine the median employee was taxable compensation, W2, box 1 amounts in the United States, and closest available equivalent measure of taxable compensation outside the United States.

•	Excluded all employees in Uruguay (totaling 304), which represent less than 5% of our total employees as October 26, 2018. We included employees in all other countries where they are present.

•	To express the earnings of employees outside the United States in U.S. dollars, we used foreign exchange rates as of September 30, 2018 as published by the United States Treasury.

•	We did not annualize the pay of employees who were not employed by us for the entire fiscal year.

As calculated using the methodology required for preparation of the Summary Compensation Table, the annual total compensation of Mr. Dziedzic was $5,383,625 and the annual total compensation of the median employee was $39,958, which yields a ratio of 135 to 1.

The Company’s pay ratio described above is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K based upon the Company’s payroll and employment records and the methodologies described above. The SEC rules permit companies to employ various methodologies, exclusions and reasonable estimates to derive the pay ratio calculation representative of their respective employee populations and compensation practices. Based upon this variability, the estimated ratio reported above should not be interpreted as a basis for comparison between companies.

CORPORATE GOVERNANCE AND BOARD MATTERS

The business of the Company is managed under the direction of the Board. The Board has adopted Corporate Governance Guidelines (the “Guidelines”) that reflect the Company’s commitment to good corporate governance. The full text of the Guidelines can be accessed under the Investor Relations page of the Company’s website at www.integer.net under “Corporate Governance.”

The Company’s Code of Conduct applies to its directors, officers, associates and consultants. The Code of Conduct requires that individuals avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the best interests of the Company. In addition, the Code of Conduct encourages individuals to report any illegal or unethical behavior that they observe. The Code of Conduct is a guide to help ensure that all such individuals live up to the highest ethical standards. The Company provides all of its associates with a copy of the Company’s Code of Conduct and requires all associates to certify that they are responsible for reading and familiarizing themselves with the Code of Conduct, and adhering to such policies and procedures.

The Company also maintains a Code of Ethics for CEO and Senior Financial Officers that applies to our Chief Executive Officer, Chief Financial Officer, Controller and all other senior financial officers designated by the Chief Financial Officer from time to time. This Code of Ethics supplements our Code of Conduct and is intended to promote honest and ethical conduct, full and accurate financial reporting and compliance with laws, as well as other matters.

Our Code of Conduct and the Code of Ethics for CEO and Senior Financial Officers can be accessed under the Investor Relations page of the Company’s website at www.integer.net under “Corporate Governance.” The Company intends to post on its website any amendment to or waiver from any provision in the Code of Conduct or the Code of Ethics for CEO and Senior Financial Officers that requires disclosure under applicable SEC rules.

Copies of the Guidelines, the Code of Conduct and the Code of Ethics for CEO and Senior Financial Officers also may be obtained without charge by written request made to the General Counsel and Secretary, Integer Holdings Corporation, 10000 Wehrle Drive, Clarence, New York 14031.

Leadership Structure of the Board

The positions of Chairman of the Board and Chief Executive Officer have been separate since August 2006. The Board believes this structure continues to be in the best interests of the Company and its stockholders. The Chairman organizes Board activities to enable the Board to effectively provide guidance to and have oversight of and accountability for management. To fulfill that role, the Chairman, among other things, creates and maintains an effective working relationship with the Chief Executive Officer and other members of management and with the other members of the Board, provides the Chief Executive Officer ongoing direction as to Board needs, interests and opinions, and assures that the Board agenda is appropriately directed to the matters of greatest importance to the Company. In carrying out his responsibilities, the Chairman preserves the distinction between management and oversight, maintaining the responsibility of management to develop corporate strategy and the responsibility of the Board to review and express its views on corporate strategy. The functions of the Chairman include:

•	Presiding over all meetings of the Board and stockholders, including regular executive sessions of non-management directors of the Board;

•	Establishing the annual agenda of the Board and agendas of each meeting in consultation with the Chief Executive Officer;

•	Advising committee chairs, in consultation with the Chief Executive Officer, on meeting schedules, agendas and information needs for the Board committees;

•	Defining the subject matter, quality, quantity and timeliness of the flow of information between management and the Board and overseeing the distribution of that information;

•	Coordinating periodic review of management’s strategic plan and enterprise risk management program for the Company;

•	Leading the Board review of the succession plan for the Chief Executive Officer and other key members of senior management;

•	Coordinating the annual performance review of the Chief Executive Officer and other key senior managers;

•	Consulting with committee chairs about the retention of advisors and experts;

•	Acting as the principal liaison between the independent directors and the Chief Executive Officer on sensitive issues;

•

Working with the Corporate Governance and Nominating Committee to develop and maintain the agreed-upon definitions of the role of the Board and the organization, processes and governance guidelines necessary to carry it out;

•	Working with management on effective communication with stockholders;

•	Encouraging active participation by each member of the Board; and

•	Performing such other duties and services as the Board may require.

Board Independence

The Board has determined that each of our directors, other than Mr. Dziedzic, who is the Company’s President & Chief Executive Officer, is independent under the NYSE’s Corporate Governance Listing Standards. In accordance with the NYSE Corporate Governance Listing Standards, the Board undertook its annual review of director independence with respect to the directors standing for re-election at the Annual Meeting. During this review, the Board considered the materiality of any relationships with the Company from the director’s perspective and the perspective of any persons or organizations with which the director is affiliated. Material relationships may include commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationships and can also be indirect, such that serving as a partner or officer, or holding shares, of an organization that has a relationship with the Company may cause the director not to be independent. The purpose of this review was to determine whether any such relationships or transactions existed that were inconsistent with a determination that the director is independent.

Following the review described above, the Board has affirmatively determined that except for Mr. Dziedzic, no current director has a material relationship with the Company that is inconsistent with a determination of independence. Therefore, the Board affirmatively determined that all of the current directors who are standing for re-election at the Annual Meeting, with the exception of Mr. Dziedzic, are independent.

Enterprise Risk Management

The Company has an enterprise risk management program implemented by members of the Company’s senior management. The enterprise risk management program as a whole is reviewed annually with the Board. Enterprise risks are identified and prioritized by management, and individual prioritized risks may be overseen by the full Board or a committee, as appropriate. For example, strategic risks are overseen by the full Board and financial risks are overseen by the Audit Committee. Management regularly reports on each such risk to the relevant committee or the Board. Additional review or reporting on enterprise risks is conducted as needed or as requested by the Board or a committee.

Committees and Meetings of the Board

The Board has standing Audit, Compensation and Organization, Corporate Governance and Nominating, and Technology Strategy Committees. Each committee has a written charter that can be accessed under the Investor Relations page of the Company’s website at www.integer.net under “Corporate Governance.” Copies of the charters may be obtained without charge by written request made to the General Counsel and Secretary, Integer Holdings Corporation, 10000 Wehrle Drive, Clarence, New York 14031.

The Board held seven meetings in 2018. Each director attended at least 75% of the meetings of the Board and meetings of the committees of the Board on which that director served. The Company encourages, but has no formal policy regarding, director attendance at its annual meeting of stockholders. Each of the Company’s directors then serving on the Board, other than James F. Hinrichs, attended the 2018 Annual Meeting of Stockholders.

Audit Committee. The Audit Committee consists of Ms. Hobby (Chair) and Messrs. Hinrichs, Maxwell and Soderberg. The Audit Committee’s primary purpose is assisting the Board in overseeing the (i) integrity of the Company’s financial statements, (ii) Company’s compliance with legal and regulatory requirements, (iii) Company’s independent registered public accounting firm qualifications and independence, (iv) performance of the Company’s internal audit function and independent registered public accounting firm, (v) Company’s system of disclosure controls and procedures, and (vi) the Company’s system of internal controls regarding finance, accounting, legal compliance, related person transactions and ethics that management and the Board have established. The Audit Committee had ten meetings in 2018.

Compensation and Organization Committee. The Compensation and Organization Committee consists of Ms. Bailey and Messrs. Soderberg (Chair), Hinrichs and Summers. The Board has determined that each member of the committee is independent as defined under the NYSE’s Corporate Governance Listing Standards applicable to compensation committee members. The Compensation and Organization Committee’s primary purpose is establishing the Company’s executive compensation programs so as to attract, retain and motivate superior executives and ensuring that senior executives of the Company and its wholly-owned subsidiaries are compensated appropriately and in a manner consistent with the Company’s compensation philosophy. The Compensation and Organization Committee also administers the Company’s stock incentive plans. The Compensation and Organization Committee had six meetings in 2018.

Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee consists of Ms. Bailey (Chair), and Messrs. Passerini, Sanford and Summers. Each member of the Corporate Governance and Nominating Committee is independent under the NYSE Corporate Governance Listing Standards. Working closely with the full Board, the Corporate Governance and Nominating Committee reviews, on an annual basis, the composition of the Board and whether the Company is being well served by the directors taking into account such factors as it deems appropriate, which may include the current composition of the Board, the range of talents, experiences and skills that would best complement those already represented on the Board, the balance of management and independent directors, and the need for financial or other specialized expertise. Applying these criteria, but without any formal policy regarding diversity, the Corporate Governance and Nominating Committee considers candidates for Board membership suggested by its members and other directors, as well as by management and stockholders, and recommends director nominees to the Board. The Corporate Governance and Nominating Committee uses the same process for evaluating candidates for director regardless of the source of the recommendation, and also has sole authority to retain a search firm to assist in identifying qualified director candidates. Stockholders wishing to submit recommendations for candidates to the Board must supply information in writing regarding the candidate to the Corporate Governance and Nominating Committee at the Company’s offices at 10000 Wehrle Drive, Clarence, New York 14031. The information should include, at a minimum, the candidate’s name, biographical information, qualifications and availability for service. The written submission should comply with the substantive and timing requirements set forth in the Company’s bylaws.

The Corporate Governance and Nominating Committee also develops and recommends to the Board corporate governance guidelines applicable to the Company and evaluates the effectiveness of the Board. The Corporate Governance and Nominating Committee had five meetings in 2018.

Technology Strategy Committee. The Technology Strategy Committee consists of Ms. Hobby, and Messrs. Maxwell (Chair), Passerini and Spence. The Technology Strategy Committee periodically examines and provides oversight to management’s direction and investment in the Company’s research and development activities and to its technology and commercialization initiatives, it advises the Board on scientific matters that include major internal projects, interaction with academic and other outside research organizations and the acquisition of technologies and products, and it advises the Board on the Company’s integration activities. The Technology Strategy Committee had three meetings in 2018.

Executive Sessions of the Board

The independent non-management directors meet without management in executive session at the conclusion of each regularly scheduled Board meeting and at such other times as they deem appropriate. Mr. Sanford, Board Chairman, presides at the meetings of the non-management directors when they meet in executive session.

Board/Committee/Director Evaluations

The Board has a three-part annual evaluation process that is coordinated by the Chairman and the Chair of the Corporate Governance and Nominating Committee: committee self-evaluations; a full board evaluation; and the evaluation of the individual directors. The committee self-evaluations consider whether and how well each committee has performed the responsibilities in its charter, whether the committee members possess the right skills and experience to perform their responsibilities or whether additional education or training is required, whether there are sufficient meetings covering the right topics, whether the meeting materials are effective, and other matters. The full board evaluation considers the following factors, among others, in light of the committee self-assessments: (i) the effectiveness of the board organization and committee structure; (ii) the quality of meetings, agendas, presentations and meeting materials; (iii) the effectiveness of director preparation and participation in discussions; (iv) the effectiveness of director selection, orientation and continuing education processes; (v) the effectiveness of the process for establishing the Chief Executive Officer’s performance criteria and evaluating his performance; and (vi) the quality of administrative planning and logistical support.

Individual director performance assessments are conducted informally as needed and involve a discussion among the Chairman and other directors, including members of the Corporate Governance and Nominating Committee. In addition, the Chairman and the Chair of the Corporate Governance and Nominating Committee provide individual feedback, as necessary.

Communications with the Board

Any stockholder or interested party who wishes to communicate with Mr. Sanford, the non-management directors of the Board as a group or the entire Board may do so by writing to them in care of the following address: Integer Holdings Corporation, 10000 Wehrle Drive, Clarence, NY 14031. In addition, Mr. Sanford receives a copy of each communication submitted by stockholders or other interested parties via the Direct Line page, which can be accessed under the Investor Relations page of the Company’s website at www.integer.net under “Corporate Governance.”

Compensation Committee Interlocks and Insider Participation

In fiscal year 2018, Ms. Bailey and Messrs. Hinrich, Soderberg and Summers served on the Compensation and Organization Committee. No person who served as a member of the Compensation and Organization Committee during fiscal year 2018 was (i) an officer or employee of the Company or any of its subsidiaries during such fiscal year, (ii) formerly an officer of the Company or any of its subsidiaries or (iii) had any relationship requiring disclosure by the Company under Item 404 of Regulation S-K under the Securities Act of 1933, as amended.

Director Compensation

The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on our Board. In 2018, each non-employee director was paid a retainer of $190,000 ($310,000 for the Chairman) in a combination of cash and equity awards. In setting director compensation, the Company considers the significant amount of time that directors expend in fulfilling their duties to the Company as well as the skill-level required for members of the Board. Directors who are also employees of the Company receive no additional remuneration for services as a director. All awards and changes to directors’ compensation are approved by the Board.

Cash Compensation. In 2018, the cash portion of each non-employee director’s annual retainer was $60,000. Directors also received additional cash payments as follows:

Chairman of the Board	$60,000
Audit Committee Chair	20,000
Compensation and Organization Committee Chair	15,000
Corporate Governance and Nominating Committee Chair	10,000
Technology Strategy Committee Chair	10,000
Committee Meeting Fees for each meeting attended in excess of ten	1,000 per meeting attended
Board Meeting Fees for each meeting attended in excess of five	1,000 per meeting attended

Equity Compensation. In 2018, the equity-based portion of each non-employee director’s annual retainer was equal in value to $130,000 ($190,000 for the Chairman) consisting of 75 percent in value in restricted shares of common stock (based on the closing price of the common stock on the date of grant) and 25 percent in value in stock options (computed using the Black-Scholes method). The stock options have an exercise price equal to the closing price of the common stock on the date of grant. The number of shares of restricted stock granted is calculated using the closing price of the Company’s common stock on the date of grant. All equity-based awards vest in equal quarterly installments of 25% on the first day of each quarter of the Company’s fiscal year in which they were granted. Except for Mr. Hinrichs, the director’s equity awards for 2018 were granted on January 2, 2018. Mr. Hinrichs’s equity awards for 2018 were granted on February 12, 2018, the date of his appointment as a director.

On the date a non-employee director first becomes a member of the Board, that director is granted a stock option award equal in value to $120,000. The number of stock options awarded is determined using the Black-Scholes value of those options on the date of grant. The stock options have an exercise price equal to the closing price of the common stock on the date of grant and become exercisable in three equal annual installments beginning on the first Company fiscal year-end date which is at least six months after the date of grant. Mr. Hinrichs was granted a stock option award equal in value to $120,000 on February 12, 2018, the date of his appointment as a director.

The following table contains information concerning the total compensation earned by each non-employee director of the Company during 2018:

Director Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Total ($)
Pamela G. Bailey	74,000	97,474	32,492	203,966
James F. Hinrichs	56,000	85,855	148,618	290,473
Jean Hobby	88,000	97,474	32,492	217,966
M. Craig Maxwell	78,000	97,474	32,492	207,966
Filippo Passerini	64,000	97,474	32,492	193,966
Bill R. Sanford	123,000	142,465	47,490	312,955
Peter H. Soderberg	91,000	97,474	32,492	220,966
Donald J. Spence	63,000	97,474	32,492	192,966
William B. Summers, Jr.	66,000	97,474	32,492	195,966

(1)	The amounts indicated represent the amount earned for retainers and Board or committee meeting fees.
(2)

The amounts represent the aggregate grant date fair value of awards granted. The valuation is based on the assumptions and methodology set forth in notes 1 and 10 to our financial statements included in our Annual Report on Form 10-K, which was filed with the SEC on February 22, 2019.

The following table sets forth each non-employee director’s outstanding stock options as of December 28, 2018.

Director Name	Outstanding Stock Options (#)
Pamela G. Bailey	41,176
James F. Hinrichs	9,603
Jean Hobby	17,385
M. Craig Maxwell	17,385
Filippo Passerini	17,385
Bill R. Sanford	50,263
Peter H. Soderberg	41,176
Donald J. Spence	77,580
William B. Summers, Jr.	20,282

Compensation Review - Consistent with current best practices and with the assistance of information provided by FW Cook, the Board reviews director compensation every 2 to 3 years. In 2018, the Corporate Governance and Nominating Committee engaged FW Cook to perform a market study related to the compensation of the non-employee directors, since the last study performed was in 2015. On December 12, 2018, the Board, on the recommendation of the Corporate Governance and Nominating Committee of the Board, approved a new compensation program for non-employee directors effective beginning in 2019. Under the new program, the amounts of the annual cash and equity retainers remain unchanged, but the equity-based portion of each non-employee director’s annual equity retainer will consist of 100 percent in value in restricted stock units.

In order to align the interests of our directors with the interests of our stockholders and to promote our commitment to sound corporate governance, the Compensation and Organization Committee designed and the Board approved stock ownership guidelines for non-employee directors. These ownership guidelines call for non-employee directors to own at least 6,000 shares of the Company’s common stock within five years of election as a director. In addition, non-employee directors may not sell shares of the Company’s common stock unless the value of a non-employee director’s holdings exceeds five times the amount of the annual cash retainer paid to the non-employee director. Except for Mr. Hinrichs, who was elected to the Board in February 2018, each of our directors has achieved these ownership guidelines.

Related Person Transactions

The Board has adopted a written policy setting forth procedures for the review, approval and monitoring of transactions involving the Company and related persons of the Company. A copy of the Company’s policy on related person transactions can be accessed under the Investor Relations page of the Company’s website at www.integer.net under “Corporate Governance.”    Under this policy, every proposed transaction between the Company and a director, executive officer, a director nominee, stockholder owning in excess of 5% of the common stock or any immediate family member or entity of the foregoing persons involving an amount in excess of $120,000 and in which the related person will have a direct or indirect material interest, must be approved or ratified by the Audit Committee. If the transaction involves a related person who is a director or an immediate family member of a director, such director may not participate in the deliberations or vote regarding such approval. All related person transactions are reported by the Audit Committee to the Board. The Board has determined that there were no related person transactions, as defined above, that occurred in 2018.

Audit Committee Report

The Audit Committee consists of Ms. Hobby (Chair) and Messrs. Hinrichs, Maxwell and Soderberg, each of whom the Board has determined is “independent” in accordance with applicable securities laws and the listing standards of the NYSE for purposes of service on the Audit Committee. The Board also has determined that Ms. Hobby, Mr. Soderberg and Mr. Hinrichs each qualify as an “audit committee financial expert” under the applicable rules of the SEC.

The Audit Committee reviewed and discussed the information contained in the Company’s 2018 quarterly earnings announcements with management and the independent registered public accounting firm prior to public release. They also reviewed and discussed the information contained in the Company’s 2018 Quarterly Reports on Form 10-Q and Annual Report on Form 10-K with management and the independent registered public accounting firm prior to filing with the SEC. In addition, the Audit Committee met regularly with management, internal auditors and the independent registered public accounting firm on various financial and operational matters, including to review plans and scope of audits and audit reports and to discuss necessary action.

In connection with the Company’s fiscal year 2018 consolidated financial statements, the Audit Committee has:

•	reviewed and discussed with management the Company’s 2018 audited consolidated financial statements;

•

discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301, Communications with Audit Committees, and other PCAOB Rules and Standards; and

•

received and reviewed the written disclosures and the letter from the Company’s independent registered public accounting firm required by applicable requirements of the PCAOB regarding the Company’s independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, that the audited consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for fiscal year 2018.

        Respectfully submitted,

        AUDIT COMMITTEE

  Jean Hobby (Chair)

James F. Hinrichs

M. Craig Maxwell

Peter H. Soderberg

OTHER MATTERS

Management does not know of any matters to be presented at this Annual Meeting other than those set forth in this proxy statement and in the notice accompanying this proxy statement. If other matters should properly come before the Annual Meeting, it is intended that the proxy holders will vote on such matters in accordance with their best judgment.

A copy of the Company’s Annual Report on Form 10-K for fiscal year 2018 may be obtained without charge by any stockholder by written request made to the General Counsel and Secretary, Integer Holdings Corporation, 10000 Wehrle Drive, Clarence, New York 14031. Additionally, the Company’s Annual Report on Form 10-K for fiscal year 2018 can be accessed under the Investor Relations page of the Company’s website at www.integer.net under “Financial Information.”

By Order of the Board of Directors,

/s/ Joseph J. Polniak
Joseph J. Polniak
Vice President, Deputy General Counsel
& Assistant Secretary

Plano, Texas

April 12, 2019

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

2019 Annual Meeting Proxy Card

▼  IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals – The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 1, 2, AND 3.

1.	Election of Directors:

	For	Withhold		For	Withhold		For	Withhold	+
01 - Pamela G. Bailey	☐	☐	02 - Joseph W. Dziedzic	☐	☐	03 - James F. Hinrichs	☐	☐
04 - Jean Hobby	☐	☐	05 - M. Craig Maxwell	☐	☐	06 - Filippo Passerini	☐	☐
07 - Bill R. Sanford	☐	☐	08 - Peter H. Soderberg	☐	☐	09 - Donald J. Spence	☐	☐
10 - William B. Summers, Jr.	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR INTEGER HOLDINGS CORPORATION FOR FISCAL YEAR 2019.	☐	☐	☐	3.	APPROVE BY NON-BINDING ADVISORY VOTE THE COMPENSATION OF INTEGER HOLDINGS CORPORATION NAMED EXECUTIVE OFFICERS.	☐	☐	☐

4.	IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS.

B	Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

NOTE: Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title as such.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.

/ /

▼  IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Integer Holdings Corporation

Notice of 2019 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting – May 22, 2019

The undersigned hereby appoint(s) Joseph Polniak and Kirk Thor, and each of them, proxies with the powers the undersigned would possess if personally present and with full power of substitution, to vote all shares of common stock of the undersigned at the Annual Meeting of Stockholders of Integer Holdings Corporation to be held at 8:30 a.m. Central Daylight Time on May 22, 2019 at the company’s global headquarters at 5830 Granite Parkway, Suite 1150, Plano, Texas, 75024, and at any adjournment, upon matters described in the Proxy Statement furnished with this proxy card and all other subjects that may properly come before the meeting.

IF NO DIRECTIONS ARE GIVEN, THE INDIVIDUALS DESIGNATED ABOVE WILL VOTE FOR THE NOMINEES FOR DIRECTOR LISTED IN THE PROXY STATEMENT FURNISHED WITH THIS PROXY CARD, FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP, FOR THE APPROVAL OF THE COMPENSATION OF INTEGER HOLDINGS CORPORATION’S NAMED EXECUTIVE OFFICERS AND AT THEIR DISCRETION ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” PROPOSALS 1, 2 AND 3.

(Continued and to be marked, dated and signed, on the other side)

Using a black ink pen, mark your votes with an X as shown in this example. ☒ Please do not write outside the designated areas.
Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card.
Votes submitted electronically must be received by 11:59pm, Central Daylight Time, on May 21, 2019
Online Go to www.investorvote.com/ITGR or scan the QR code – login details are located in the shaded bar below.
Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada
Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/ITGR

▼  IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals – The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 1, 2, AND 3.

1.	Election of Directors:	For	Withhold		For	Withhold		For	Withhold	+
	01 - Pamela G. Bailey	☐	☐	02 - Joseph W. Dziedzic	☐	☐	03 - James F. Hinrichs	☐	☐
	04 - Jean Hobby	☐	☐	05 - M. Craig Maxwell	☐	☐	06 - Filippo Passerini	☐	☐
	07 - Bill R. Sanford	☐	☐	08 - Peter H. Soderberg	☐	☐	09 - Donald J. Spence	☐	☐
	10 - William B. Summers, Jr.	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR INTEGER HOLDINGS CORPORATION FOR FISCAL YEAR 2019.	☐	☐	☐	3.	APPROVE BY NON-BINDING ADVISORY VOTE THE COMPENSATION OF INTEGER HOLDINGS CORPORATION NAMED EXECUTIVE OFFICERS.	☐	☐	☐

4.	IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS.

B	Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

NOTE: Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title as such.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.

/ /

2019 Annual Meeting Admission Ticket

2019 Annual Meeting of Integer Holdings Corporation Stockholders

May 22, 2019, 8:30am CT

5830 Granite Parkway, Suite 1150

Plano, Texas 75024

Upon arrival, please present this admission ticket and photo identification at the registration desk.

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/ITGR

▼  IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Integer Holdings Corporation	+

Notice of 2019 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting – May 22, 2019

The undersigned hereby appoint(s) Joseph Polniak and Kirk Thor, and each of them, proxies with the powers the undersigned would possess if personally present and with full power of substitution, to vote all shares of common stock of the undersigned at the Annual Meeting of Stockholders of Integer Holdings Corporation to be held at 8:30 a.m. Central Daylight Time on May 22, 2019 at the company’s global headquarters at 5830 Granite Parkway, Suite 1150, Plano, Texas, 75024, and at any adjournment, upon matters described in the Proxy Statement furnished with this proxy card and all other subjects that may properly come before the meeting.

IF NO DIRECTIONS ARE GIVEN, THE INDIVIDUALS DESIGNATED ABOVE WILL VOTE FOR THE NOMINEES FOR DIRECTOR LISTED IN THE PROXY STATEMENT FURNISHED WITH THIS PROXY CARD, FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP, FOR THE APPROVAL OF THE COMPENSATION OF INTEGER HOLDINGS CORPORATION’S NAMED EXECUTIVE OFFICERS AND AT THEIR DISCRETION ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” PROPOSALS 1, 2 AND 3.

(Continued and to be marked, dated and signed, on the other side)

C	Non-Voting Items

Change of Address – Please print new address below.	Comments – Please print your comments below.